UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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Aerie Pharmaceuticals, Inc.
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February 27, 2015
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of Aerie Pharmaceuticals, Inc., which will be held on April 10, 2015, at 8:00 a.m., Pacific Time, at the Four Seasons Hotel located at 757 Market Street, San Francisco, CA 94103.
The attached Notice of the Annual Meeting of Stockholders and proxy statement describes the formal business that we will transact at the Annual Meeting.
The Board of Directors of Aerie Pharmaceuticals, Inc. has determined that an affirmative vote on each matter that calls for an affirmative vote is in the best interest of Aerie Pharmaceuticals, Inc. and its stockholders and unanimously recommends a vote “FOR” all such matters considered at the Annual Meeting.
Please promptly complete, sign and return the enclosed proxy card by mail or submit your voting instructions by Internet, whether or not you plan to attend the Annual Meeting. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you cannot attend.
On behalf of the Board of Directors and the employees of Aerie Pharmaceuticals, Inc., we thank you for your continued support and look forward to seeing you at the Annual Meeting.
Sincerely yours,

Vicente Anido, Jr., PhD
Chief Executive Officer and Chairman of the Board

AERIE PHARMACEUTICALS, INC.
2030 Main Street, Suite 1500
Irvine, California 92614
(949) 526-8700
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE	Friday, April 10, 2015
TIME	8:00 A.M. Pacific Time
PLACE	Four Seasons Hotel
757 Market Street,
San Francisco, California 94103
ITEMS OF BUSINESS

(1)	Election of the two nominees named in the attached proxy statement as Directors to serve on the Board of Directors for a three-year term;

(2)	Approval of the Aerie Pharmaceuticals, Inc. Amended and Restated Omnibus Incentive Plan;

(3)	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

(4)	Consideration of any other business properly brought before the meeting and any adjournment or postponement thereof.
RECORD DATE
The record date for the Annual Meeting is February 13, 2015. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
PROXY VOTING
You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please submit the enclosed proxy or voting instructions by mail, telephone or Internet. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

By Order of the Board of Directors

Richard J. Rubino
Chief Financial Officer and Secretary
Irvine, California
February 27, 2015

PROXY STATEMENT FOR THE
2015 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 10, 2015
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Why am I receiving these materials?
We have sent you this proxy statement and the enclosed proxy card because the Board of Directors, or the Board, of Aerie Pharmaceuticals, Inc. is soliciting your proxy to vote at the 2015 Annual Meeting of Stockholders. This proxy statement and proxy card is being mailed to stockholders on or about February 27, 2015. As used in this proxy statement, the “Company,” “we,” “us” and “our” refer to Aerie Pharmaceuticals, Inc. The term “Annual Meeting,” as used in this proxy statement, includes any adjournment or postponement of such meeting.
Who can vote at the Annual Meeting?
Only stockholders of record as of the close of business on February 13, 2015, will be entitled to vote at the Annual Meeting. On this date, there were 24,038,664 shares of common stock issued and outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on February 13, 2015, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card by mail or vote by proxy over the telephone or the Internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on February 13, 2015, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting.
As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. Simply complete and mail the proxy card and voting instructions to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank, if applicable. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of our outstanding shares entitled to vote at the Annual Meeting are present at the Annual Meeting in person or represented by proxy.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting or vote by proxy over the telephone or the Internet as instructed below. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting or the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.
What am I voting on and how many votes are needed to approve each proposal?
Proposal 1: Election of Directors. Directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Plurality means that the individuals who receive the largest number of “FOR” votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Accordingly, the two nominees receiving the most “FOR” votes will be elected as directors.
Proposal 2: Approval of the Aerie Pharmaceuticals, Inc. Amended and Restated Omnibus Incentive Plan. The approval of the Aerie Pharmaceuticals, Inc. Amended and Restated Omnibus Incentive Plan (the “Omnibus Plan”) will require “FOR” votes from a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on this proposal.

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm. The ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015, will require “FOR” votes from a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on this proposal.
Abstentions and “broker non-votes” will not be counted as votes cast and will have no effect on the voting on the proposals referenced above.
What are broker non-votes?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee may vote the shares with respect to matters that are considered to be “routine,” but may not vote the shares with respect to “non-routine” matters. The election of directors (Proposal 1) and approval of the Omnibus Plan (Proposal 2) are matters considered “non-routine” under applicable rules. The ratification of the appointment of our independent registered public accounting firm (Proposal 3) is a matter considered “routine” under applicable rules.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of February 13, 2015.
What does it mean if I receive more than one proxy card?
You may receive more than one proxy card if your shares are registered in more than one name or are registered in different accounts. Please vote in the manner described below under “How do I vote?” for each proxy card to ensure that all of your shares are voted.
How does the Board recommend that I vote my shares?
Unless you give other instructions on your proxy card, the persons named as proxies on the card will vote in accordance with the recommendations of the Board. The Board’s recommendation is set forth together with the description of each item in this proxy statement. The Board recommends a vote:

•	“FOR” the election of the two nominees to the Board;

•	“FOR” the approval of the Omnibus Plan; and

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.
With respect to any other matter that properly comes before the Annual Meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion in the best interest of the Company and its stockholders. As of the date of this proxy statement, the Board had no knowledge of any business other than that described herein that would be presented for consideration at the Annual Meeting.
How do I vote?
You may vote (1) “FOR ALL,” to vote for all of the nominees to the Board; (2) “WITHHOLD ALL,” to withhold your vote from all of the nominees to the Board; or (3) “FOR ALL EXCEPT,” to vote for all of the nominees to the Board except for any nominee that you specify in the space provided. An instruction to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes, but will not count as a vote against the nominees. For the other matters to be voted on, you may vote “FOR” or “AGAINST,” or you may “ABSTAIN” from voting. The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may (a) vote in person at the Annual Meeting or (b) vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card by mail or vote by proxy over the telephone or the Internet as instructed below to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy, as described under “May I change my vote after submitting my proxy card?” below.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•
To vote by proxy, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, the designated proxy holders will vote your shares as you direct.

•
To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and account number from the enclosed proxy card. Your vote must be received by 11:59 P.M., Eastern Time on April 9, 2015, to be counted.

•
To vote on the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and account number from the enclosed proxy card. Your vote must be received by 11:59 P.M., Eastern Time on April 9, 2015, to be counted.

If you sign the proxy card but do not make specific choices, your proxy will vote your shares “FOR” each of the nominees to the Board, “FOR” the approval of the Omnibus Plan and “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm.
If any other matter is presented, the proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion in the best interest of the Company and its stockholders. As of the date of this proxy statement, we know of no other matters that may be presented at the Annual Meeting, other than that listed in the Notice of Annual Meeting of Stockholders.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card and voting instructions to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other agent, if applicable. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.
May I change my vote after submitting my proxy card?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of the following four ways:

•	send a timely written revocation of the proxy to our Secretary;

•	submit a signed proxy card bearing a later date;

•	enter a new vote over the Internet or by telephone; or

•	attend and vote in person at the Annual Meeting.
If your shares are not registered in your own name, you will need the appropriate documentation from the stockholder of record to vote personally at the Annual Meeting. If your shares are held by your broker, bank or another party as a nominee or agent, you should follow the instructions provided by such party.
Your personal attendance at the Annual Meeting does not revoke your proxy. Your last vote, prior to or at the Annual Meeting, is the vote that will be counted.
Who will bear the expense of soliciting proxies?
We will bear the cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by solicitation by telephone, via the Internet or in person by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

How can I find the voting results from the Annual Meeting?
Preliminary voting results will be announced at our Annual Meeting. Final voting results will be published in a Current Report on Form 8-K that we expect to file no later than four business days after the Annual Meeting. If final voting results are not available by the time we file the Form 8-K, we will disclose the preliminary results in the Form 8-K and, within four business days after the final voting results are known to us, file an amended Form 8-K to disclose the final voting results.
Obtaining an Annual Report on Form 10-K
We will provide a copy of our 2014 Annual Report on Form 10-K without charge, upon written request, to any registered or beneficial owner of common stock entitled to vote at the Annual Meeting. Requests can be made by email, sendmaterial@proxyvote.com, or in writing addressed to Richard J. Rubino, Secretary, Aerie Pharmaceuticals, Inc., 2030 Main Street, Suite 1500, Irvine, CA 92614. Please include your control number with your request. The Securities and Exchange Commission, or the SEC, also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding registrants, including our company.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 10, 2015
This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (including amendments thereto), are available free of charge for viewing, printing and downloading at http://investors.aeriepharma.com/sec.cfm and http://investors.aeriepharma.com/annuals.cfm, respectively.

PROPOSAL 1
ELECTION OF DIRECTORS
Our Board currently comprises seven directors. Our amended and restated certificate of incorporation provides for a classified Board consisting of three classes of directors, each of which shall consist, as nearly as may be possible, of one-third of the total number of directors. Currently, two classes consist of two directors and one class consists of three directors. Each class serves a staggered three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election. The terms of our Class II directors, Geoffrey Duyk, MD, PhD and Murray A. Goldberg, will expire at the Annual Meeting, and the terms of our Class III directors and Class I directors will expire at the annual meeting of stockholders to be held in 2016 and 2017, respectively.
Upon the recommendation of the nominating and corporate governance committee, our Board has nominated Dr. Duyk and Mr. Goldberg for re-election as Class II directors at the Annual Meeting.
There are no arrangements or understanding between any director, or nominee for directorship, pursuant to which such director or nominee was selected as a director or nominee. We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason these nominees prove unable or unwilling to stand for election, the Board will nominate alternates or reduce the size of the Board to eliminate the vacancy. The Board has no reason to believe that its nominees would prove unable to serve if elected. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.
Nominees for Election as Directors
Set forth below are the names, ages, principal occupations, and business experience, as well as their prior service on the Board, if any, for the nominees for election as directors at the Annual Meeting. Unless otherwise indicated, principal occupations shown for each director have extended for five or more years. If the nominees listed below are elected, they will hold office until the annual meeting of stockholders to be held in 2018 or until their successors have been duly elected and qualified.

Name	Age (1)	Position(s) Held	Director Since
Geoffrey Duyk, MD, PhD	55	Director	2005
Murray A. Goldberg	69	Director	2013

(1)	Age as of January 31, 2015.
Geoffrey Duyk, MD, PhD has served as a member of our Board since 2005. Dr. Duyk is a Managing Director of TPG Biotech and TPG Alternative and Renewable Technologies. Dr. Duyk is a member of the Scientific Advisory Board for Jackson Laboratories and has been a member of numerous NIH panels and oversight committees focused on the planning and execution of the Human Genome Project. Previously, he served on the board of directors and was President of Research and Development at Exelixis, Inc., a biopharmaceutical company focusing on drug discovery, from 1996 to 2003. Prior to Exelixis, Dr. Duyk was Vice President of Genomics and one of the founding scientific staff at Millennium Pharmaceuticals, from 1993 to 1996. Before that, Dr. Duyk was an Assistant Professor at Harvard Medical School in the Department of Genetics and Assistant Investigator of the Howard Hughes Medical Institute. Dr. Duyk currently serves as a member of the board of directors of several private companies and the non-profit Case Western Reserve University Board of Trustees as well as the board for the American Society of Human Genetics. Dr. Duyk also currently serves as a member of the board of directors of Amyris, Inc, and Epirus BioPharmaceuticals, Inc., both public companies. Dr. Duyk holds a BA in Biology from Wesleyan University and a PhD and an MD from Case Western Reserve University. We believe that Dr. Duyk’s experience with the pharmaceutical industry provides him with the qualifications and skills to serve as a member of our board of directors.
Murray A. Goldberg has served as a member of our Board since August 2013. Mr. Goldberg has been Senior Vice President, Administration, of Regeneron Pharmaceuticals, Inc. since October 2013 and Assistant Secretary since January 2000. He also served as Chief Financial Officer and Senior Vice President, Finance and Administration from March 1995 to October 2013 and as Treasurer from March 1995 to October 2012. Mr. Goldberg will be resigning as an officer of Regeneron Pharmaceuticals, Inc. effective March 31, 2015. Prior to joining Regeneron Pharmaceuticals Inc., Mr. Goldberg was Vice President, Finance, Treasurer, and Chief Financial Officer of PharmaGenics Inc., a biotechnology company, from February 1991 and a Director of that company from May 1991. From 1987 to 1990, Mr. Goldberg was Managing Director, Structured Finance Group at the

Chase Manhattan Bank, N.A. and from 1973 to 1987 he served in various managerial positions in finance and corporate development at American Cyanimid Company, a diversified industrial company. Mr. Goldberg received his MBA from the University of Chicago and an MSc in Economics from the London School of Economics. We believe that Mr. Goldberg’s business and finance experience at various companies in the pharmaceutical industry provides him with the qualifications and skills to serve as a member of our Board.
Vote Required
Directors are elected by a plurality of the votes cast at the meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The two nominees receiving the highest number of “For” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board.
Our Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

Directors Continuing in Office
Set forth below are the names, ages, principal occupations, and business experience, as well as their prior service on the Board, for the remaining members of our Board whose terms continue beyond the Annual Meeting. Unless otherwise indicated, principal occupations shown for each director have extended for five or more years.

Name	Age (1)	Term Expires (2)	Position(s) Held	Director Since
Vicente Anido, Jr., PhD	62	2017	Chief Executive Officer and Chairman of the Board	2013
Gerald D. Cagle, PhD	70	2016	Director	2013
David W. Gryska	58	2017	Lead Independent Director	2012
Benjamin F. McGraw, III, Pharm.D	65	2016	Director	2014
Anand Mehra, MD	39	2016	Director	2010

(1)	Age as of January 31, 2015.

(2)	Represents date of annual meeting for that year.
Vicente Anido, Jr., PhD has served as our Chief Executive Officer since July 2013 and as a Chairman and member of our Board since April 2013. Dr. Anido is the former President, Chief Executive Officer and Director of ISTA Pharmaceuticals, Inc., which was acquired by Bausch + Lomb, Inc. in 2012. Prior to joining ISTA Pharmaceuticals, Dr. Anido served as general partner of Windamere Venture Partners from 2000 to 2001. From 1996 to 1999, Dr. Anido served as President and Chief Executive Officer of CombiChem, Inc., a drug discovery company. From 1993 to 1996, Dr. Anido served as President of the Americas Region of Allergan, Inc., where he was responsible for Allergan’s commercial operations for North and South America. Prior to joining Allergan, Dr. Anido spent 17 years at Marion Laboratories and Marion Merrell Dow, Inc., including as Vice President, Business Management of Marion’s U.S. Prescription Products Division. Dr. Anido currently serves as a member of the boards of directors of Depomed, Inc. and the West Virginia University Foundation. Dr. Anido previously served as a member of the board of directors of Nicox S.A. from 2013 to 2014 and as a member of the board of directors of QLT Inc. from 2012 to 2013. In addition, from 2002 to 2008, Dr. Anido served as a member of the boards of directors of Apria Healthcare, Inc. Dr. Anido holds a BS and a MS from West Virginia University and a PhD from the University of Missouri, Kansas City. We believe Dr. Anido’s experience in the pharmaceutical industry, sales and marketing, business development and pharmaceutical product launch and his experience serving as a director of other public companies provide him with the qualifications and skills to serve as a member of our Board.
Gerald D. Cagle, PhD has served as a member of our Board since September 2013. Dr. Cagle previously served as Chief Operating Officer at Cognoptix, lnc., a company focused on the diagnosis of Alzheimer’s disease. Dr. Cagle also is Senior Advisor and Head of Business Development for GrayBug, LLC, a platform drug delivery company. Dr. Cagle served as Senior Vice President of Research & Development at Alcon Laboratories lnc. from 1997 to 2008, assuming the responsibility of Chief

Scientific Officer in 2006. Dr. Cagle currently serves as a member of the board of directors of Clearside Biomedical, a company delivering anti-inflammatory therapies in the suprachoroidal space for uveitis and AB2 Bio, a Swiss company researching novel therapies. Dr. Cagle has served on the Wilmer Eye Institute Advisory Council and is a member of the ARVO Foundation Board of Governors. Dr. Cagle received his BS degree from Wayland College and earned both his MS and PhD degrees from the University of North Texas. We believe that Dr. Cagle’s scientific background and experience provides him with the qualifications and skills to serve as a member of our Board.
David W. Gryska has served as a member of our Board since March 2012. Mr. Gryska is currently Executive Vice President and Chief Financial Officer of Incyte Corporation. From May 2012 until December 2012, Mr. Gryska served as Chief Operating Officer and a director of Myrexis Inc., a biotechnology company. From August 2012 until December 2012, Mr. Gryska also served as interim Chief Executive Officer of Myrexis, Inc. From December 2006 to October 2010, he served as Senior Vice President and Chief Financial Officer of Celgene Corporation, a biopharmaceutical company. From October 2004 to December 2006, he was a principal at Strategic Consulting Group, where he provided strategic consulting to early-stage biotechnology companies. Prior to the Strategic Consulting Group, Mr. Gryska was employed by Scios, Inc., a biopharmaceutical company, as Senior Vice President and Chief Financial Officer from November 2000 to October 2004 and as Vice President of Finance and Chief Financial Officer from December 1998 to November 2000. Scios was acquired by Johnson & Johnson in 2003. From 1993 to December 1998, he served as Vice President, Finance and Chief Financial Officer at Cardiac Pathways Corporation, a medical device company, which was later acquired by Boston Scientific Corporation. Prior to joining Cardiac Pathways, Mr. Gryska served as a partner at Ernst & Young LLP, an accounting firm, with an emphasis on biotechnology and healthcare companies. In addition to Aerie Pharmaceuticals, Inc., Mr. Gryska currently serves as a member of the boards of directors of PDL BioPharma, Inc. and Seattle Genetics Inc. Mr. Gryska previously served as a member of the board of directors of Argos Therapeutics, Inc. from 2012 to 2014 and Hyperion Therapeutics, Inc. from 2010 to 2014. Mr. Gryska is a Certified Public Accountant and received a BA in accounting and finance from Loyola University and an MBA from Golden Gate University. We believe that Mr. Gryska’s business experience as a senior financial executive at a life sciences and biotechnology company and his experience serving as a director of other public companies provide him with the qualifications and skills to serve as a member of our Board.
Benjamin F. McGraw, III, Pharm.D has served as a member of our Board since September 2014. Dr. McGraw is currently Executive Chairman and Chief Executive Officer of TheraVida, Inc., a specialty pharmaceutical company. He also serves as Chief Executive Officer of Auration Biotech, Inc., a private biotechnology company. Previously, Dr. McGraw was Chairman, President, and CEO of Valentis, Inc., Corporate Vice President, Corporate Development at Allergan, Inc., and VP, Development at Marion Laboratories, Inc. and Marion Merrell Dow Inc. (now Sanofi US). Dr. McGraw received his B.S. degree and his Doctor of Pharmacy degree from the University of Tennessee Health Science Center, where he also completed a clinical practice residency.
Anand Mehra, MD has served as a member of our Board since August 2010. Dr. Mehra has twelve years of experience as a management consultant and biotechnology investor and currently serves as a General Partner at Sofinnova Ventures, which he joined in 2007 as a principal, a biotechnology focused investment firm specializing in clinical-stage pharmaceutical companies. Prior to joining Sofinnova Ventures, Dr. Mehra was employed at JP Morgan Partners, and consulted at McKinsey and Company. Dr. Mehra currently serves as a member of the boards of directors of several private companies and two public companies, Marinus Pharmaceuticals, Inc. and Spark Therapeutics, Inc. Dr. Mehra graduated Phi Beta Kappa from the University of Virginia with a BA in government and foreign affairs and received his MD from Columbia University’s College of Physicians and Surgeons. We believe that Dr. Mehra’s directorship experience and scientific background provides him with the qualifications and skills to serve as a member of our Board.
Information about Our Executive Officers
The following table sets forth certain information about our executive officers who are not also directors.

Name	Age (1)	Position(s) Held
Casey C. Kopczynski, PhD	53	Chief Scientific Officer
Brian Levy, OD, MSc	63	Chief Medical Officer
Thomas A. Mitro	57	President and Chief Operating Officer
Richard J. Rubino	57	Chief Financial Officer and Secretary

(1)	Age as of January 31, 2015.

Casey C. Kopczynski, PhD has served as our Chief Scientific Officer since co-founding our company in 2005. From 2002 to 2005, he was the Managing Partner at Biotech Initiative, LLC, a consulting practice dedicated to emerging biotech companies. He was also previously the Vice President of Research at Ercole Biotech, Inc. from 2003 to 2004, a company developing drugs for the treatment of cancer, inflammation and orphan genetic diseases. Prior to Ercole Biotech, Inc., Dr. Kopczynski was Director of Research and a founding member of the scientific staff at Exelixis, Inc. from 1996 to 2002. Dr. Kopczynski received his PhD in Molecular, Cellular and Developmental Biology from Indiana University and was a Jane Coffin Childs Research Fellow at the University of California, Berkeley.
Brian Levy, OD, MSc has served as our Chief Medical Officer since January 2012. Dr. Levy served as Chief Scientific Officer at Nexis Vision from 2010 to 2011 and as Chief Operating Officer at Danube Pharmaceuticals, Inc. from 2008 to 2010, both small venture-backed companies developing products in ophthalmology. In addition, from 1994 to 2008, Dr. Levy was employed by Bausch + Lomb, Inc. where he served in various roles including Vice President of Research & Development, Corporate Vice President of Research & Development and Chief Medical Officer. Prior to joining Bausch + Lomb, Inc., Dr. Levy served as an Associate Professor in the Department of Ophthalmology at California Pacific Medical Center in San Francisco from 1989 to 1994 and was in private clinical practice in Toronto, Ontario from 1980 to 1989. Dr. Levy currently holds an appointment as Clinical Professor in the Department of Ophthalmology at the University of Rochester’s School of Medicine. Dr. Levy received his Doctor of Optometry degree from the University of California at Berkeley and did his post-graduate work in comparative anatomy and physiology of the eye at the University of Waterloo in Canada, where he received an MS degree.
Thomas A. Mitro has served as our President and Chief Operating Officer since August 2013. From November 2012 to August 2013, Mr. Mitro served as Vice President, Sales and Marketing at Omeros Corporation, a clinical-stage biopharmaceutical company. Prior to this, Mr. Mitro was Vice President, Sales and Marketing at ISTA Pharmaceuticals from July 2002 to July 2012, where he was instrumental in building ISTA’s commercial operations and launching several eye-care products, including Bromday (bromfenac ophthalmic solution) 0.09% and Bepreve (bepotastine besilate ophthalmic solution) 1.5%. Previously, Mr. Mitro held various positions at Allergan, Inc., including Vice President, Skin Care; Vice President, Business Development; and Vice President, e-Business. Mr. Mitro received his B.S. degree from Miami University.
Richard J. Rubino has served as our Chief Financial Officer since October 2012. From March 2008 to April 2012, Mr. Rubino served as Senior Vice President, Finance and Chief Financial Officer of Medco Health Solutions, Inc. and from May 1993 to March 2008 served as Controller and Vice President of Planning, with responsibilities for financial, business and strategic planning. Previously, Mr. Rubino held various positions at International Business Machines Corporation from 1983 to May 1993 and PricewaterhouseCoopers LLP (formerly Price Waterhouse & Co.) from 1979 to 1983. Mr. Rubino is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. Mr. Rubino received his BS in Accounting from Manhattan College. He has been a director of the Northside Center for Child Development since 2009, the Treasurer since 2012 and also currently serves as a member of the Finance Committee and Executive Committee.
Information about the Board of Directors and Corporate Governance
Board of Directors
The Board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board does not involve itself in the day-to-day operations of the Company. Our executive officers and management oversee the day-to-day operations. Our directors fulfill their duties and responsibilities by attending meetings of the Board, which are held from time to time.
The Board held 10 meetings during the year ended December 31, 2014. Each incumbent director attended at least 75% of the total of (i) the meetings of the Board held during the period for which he or she has been a director and (ii) the meetings of the committee(s) on which that director served during such period.
It is our policy to encourage our directors to attend the Annual Meeting. All nominees for election as Directors and all Directors continuing in office attended our 2014 Annual Meeting.
Board of Directors Independence
Under the listing requirements and rules of the NASDAQ Global Market, or NASDAQ, independent directors must compose a majority of a listed company’s board of directors. In addition, applicable NASDAQ rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees must be independent within the meaning of applicable NASDAQ rules. Audit committee members must also satisfy the independence criteria set forth in

Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our Board has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. In making this determination, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. As a result of this review, our Board determined that Dr. Cagle, Dr. Duyk, Mr. Goldberg, Mr. Gryska, Dr. McGraw and Dr. Mehra qualify as “independent” directors within the meaning of the NASDAQ rules. The Board also determined that Dr. Conway, who served on our Board until the 2014 Annual Meeting of Stockholders, was independent, James V. Mazzo, who resigned from the Board in September 2014, was independent and Dr. Henner, who resigned from the Board in February 2015, was independent. As required under applicable NASDAQ rules, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. The lead independent director may call an executive session. The purpose of these executive sessions is to promote open and candid discussion among the non-employee directors.
Committees of the Board of Directors
The Board has three committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The following table provides membership information at December 31, 2014 and lists the number of meetings held during 2014, for each committee:

Name	Audit	Nominating and Corporate Governance	Compensation
Gerald D. Cagle, PhD		X	X
Murray A. Goldberg **	X*
David W. Gryska **	X		X*
Dennis Henner, PhD ***		X*
Benjamin F. McGraw, III, Pharm.D	X
Anand Mehra, MD			X
Total meetings in 2014 (not including actions taken by written consent)	7	2	6

*	Committee Chairman
**	Financial Expert
***	Dr. Henner resigned from our Board in February 2015.
Changes in the Board and Committee Composition
Between December 31, 2014 and the date of this proxy statement, the following changes in the composition of the Board and its committees occurred:

•
Effective February 5, 2015, Dr. Henner resigned from the Board. The Board determined not to fill the resulting vacancy at that time. The nominating and corporate governance committee is currently in the process of identifying potential candidates to fill the vacancy created by Dr. Henner’s resignation from the Board.

•
On February 6, 2015, following a recommendation from the nominating and corporate governance committee, the Board (i) designated Dr. Cagle as the chairman of the nominating and corporate governance committee, (ii) appointed Dr. Duyk to serve as a member of the nominating and corporate governance committee, (iii) appointed Dr. McGraw to serve as a member of the compensation committee, designating Dr. McGraw as the chairman of the compensation committee and (iv) removed Mr. Gryska without cause from the compensation committee.

The following table provides membership information for each committee as of the date of this proxy statement and after giving effect to the changes listed above:

Name	Audit	Nominating and Corporate Governance	Compensation
Gerald D. Cagle, PhD		X*	X
Geoffrey Duyk, MD, PhD		X
Murray A. Goldberg **	X*
David W. Gryska **	X
Benjamin F. McGraw, III, Pharm.D	X		X*
Anand Mehra, MD			X

*	Committee Chairman
**	Financial Expert
Audit Committee
The members of our audit committee include Mr. Goldberg, Mr. Gryska and Dr. McGraw. Mr. Goldberg serves as chair of the audit committee. Dr. Duyk served on our audit committee through June 2014. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ and which is available on our website at www.aeriepharma.com. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.
Our Board has determined that Mr. Goldberg, Mr. Gryska and Dr. McGraw are independent as independence is currently defined in Rule 5605 of the NASDAQ listing standards and Rule 10A-3 under the Exchange Act. In addition, our Board has determined that each member of the audit committee is financially literate and that Mr. Goldberg and Mr. Gryska each qualifies as an “audit committee financial expert” as defined in applicable SEC rules. In making this determination, our Board has considered the formal education and nature and scope of their previous experience, coupled with past and present service on various audit committees.
The responsibilities of our audit committee include, among other things:

•
reviewing our annual and quarterly financial statements and reports, discussing the statements and reports with our independent registered public accounting firm and management and recommending to the Board whether to include the financial statements in the annual reports filed with the SEC;

•	discussing the type of information to be disclosed and the type of presentation to be made regarding financial information and guidance to analysts and ratings agencies;

•
overseeing our disclosure controls and procedures, including internal controls over our financial reporting, and reviewing and discussing our management’s periodic review of the effectiveness of our internal control over financial reporting;

•
reviewing with our independent registered public accounting firm and management significant issues that arise regarding accounting principles and financial statement presentation, matters concerning the scope, adequacy and effectiveness of our financial controls and any other matters, correspondence or reports that raise issues with or could have a material effect on our financial statements;

•	retaining, appointing, setting compensation of and evaluating the performance, independence, internal quality control procedures and qualifications of our independent auditors;

•	reviewing and approving in advance the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services;

•	reviewing with our independent registered public accounting firm the planning and staffing of the audit, including the rotation requirements and other independence rules;

•	reviewing and, if acceptable, approving any related person transactions;

•	overseeing and discussing with management our policies with respect to risk assessment and risk management, and our significant financial and operational risk exposures;

•	setting policies for our hiring of employees or former employees of our independent registered public accounting firm;

•	reviewing and assessing the adequacy of our audit committee charter periodically; and

•
establishing procedures for receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters, and for confidential, anonymous submissions of accounting and auditing concerns by employees.

AUDIT COMMITTEE REPORT(1)

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2014, with management and our independent registered public accounting firm, PricewaterhouseCoopers LLP. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committees. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communication with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP the firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the Securities and Exchange Commission.

Aerie Pharmaceuticals, Inc.
Audit Committee
Murray A. Goldberg, Chair
David W. Gryska
Benjamin F. McGraw, III , Pharm.D

(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing we make under either the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee
The members of our nominating and corporate governance committee are Dr. Cagle and Dr. Duyk. Dr. Cagle serves as chair of the nominating and corporate governance committee. Dr. Conway served as a member of our nominating and corporate governance committee until the 2014 Annual Meeting of Stockholders. Dr. Henner served as chair of this committee throughout 2014 and until his resignation in February 2015. Our Board has determined that all members of our nominating and corporate governance committee are independent as independence is currently defined in Section 5605 of the NASDAQ listing standards. The nominating and corporate governance committee operates under a written charter that satisfies the applicable standards of NASDAQ and which is available on our website at www.aeriepharma.com. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.
The responsibilities of our nominating and corporate governance committee include, among other things:

•	identifying, considering and nominating candidates to serve on our Board;

•	developing and recommending the minimum qualifications for service on our Board;

•	overseeing the evaluation of the Board and management on an annual basis;

•	considering nominations by stockholders of candidates for election to the Board;

•	reviewing annually the independence of the non-employee directors and members of the independent committees of the Board;

•	developing and recommending to our Board a set of corporate governance guidelines, and reviewing and recommending to our Board any changes to such principles;

•	developing and recommending to our Board a code of business conduct and ethics, and reviewing and recommending to our Board any changes to the code; and

•	reviewing the adequacy of its charter, our corporate governance guidelines and our code of business conduct and ethics on an annual basis.

The nominating and corporate governance committee periodically determines the qualifications, qualities, skills and other expertise required to be a director and develops, subject to approval by the full Board, criteria to be considered in selecting nominees for director. Among other things, the nominating and corporate governance committee considers whether the Board reflects the balance of knowledge, experience, skills, expertise, integrity, ability to make analytical inquiries, and diversity as a whole that the committee deems appropriate. The nominating and corporate governance committee has not adopted a policy regarding the consideration of diversity in identifying director nominees. The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes requests to current directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the Board. The nominating and corporate governance committee may use outside consultants to assist in identifying or evaluating candidates. Final approval of director candidates is determined by the full Board.
The nominating and corporate governance committee will consider qualified nominations for directors recommended by stockholders. In general, stockholder recommendations are evaluated on the same basis as any recommendation from members of the Board or management of the Company. Recommendations should be sent to our Secretary, c/o Aerie Pharmaceuticals, Inc., 2030 Main Street, Suite 1500, Irvine, CA 92614. For additional information about our director nomination requirements, please see “Stockholder Proposals and Nominations” and our amended and restated bylaws.
Compensation Committee
The members of our compensation committee are Dr. Cagle, Dr. McGraw and Dr. Mehra. Dr McGraw serves as chair of the compensation committee. Mr. Gryska served as chair of the compensation committee until February 2015. All members of our compensation committee are independent as independence is currently defined in Section 5605 of the NASDAQ listing standards and qualify as outside directors under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. The compensation committee operates under a written charter that satisfies the applicable standards of NASDAQ and which is available on our website at www.aeriepharma.com. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.
The responsibilities of our compensation committee include, among other things:

•	approving the compensation and other terms of employment of our chief executive officer, which are then reviewed and ratified by our Board;

•	approving or recommending to our Board the compensation and other terms of employment of our senior executives;

•
approving annually the corporate goals and objectives relevant to the compensation of our chief executive officer and assessing at least annually our chief executive officer’s performance against these goals and objectives;

•	reviewing annually our compensation strategy, including base salary, incentive compensation and equity-based grants, as well as adoption, modification or termination of this compensation;

•	evaluating at least annually and recommending to our Board the type and amount of compensation to be paid or awarded to non-employee Board members;

•	reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

•	approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

•	reviewing at least annually the adequacy of our compensation committee charter; and

•	reviewing and evaluating, at least annually, the performance of the compensation committee.
As part of its process for approving or recommending to the Board the compensation for our senior executives other than our chief executive officer, the compensation committee reviews and considers the recommendations made by our chief executive officer.
In fulfilling its responsibilities, the compensation committee may delegate any or all of its responsibilities to a subcommittee of the compensation committee, but only to the extent consistent with our amended and restated certificate of incorporation, amended and restated bylaws, Section 162(m) of the Code, NASDAQ rules, and other applicable law.
In addition, pursuant to its charter, the compensation committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation. The compensation committee engaged Pearl Meyer & Partners LLC as compensation advisors in 2014.
Compensation Committee Interlocks and Insider Participation.
Our compensation committee currently consists of Dr. Cagle, Dr. McGraw and Dr. Mehra. No member of our compensation committee has ever been an officer or employee of the Company. None of our executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more of its officers serving on our Board or compensation committee.
Board Leadership
Dr. Anido, our chief executive officer, serves as chairman of our Board. Our Board believes that this leadership structure is appropriate for us, given Dr. Anido’s extensive experience with and knowledge of the pharmaceutical industry and his ability to effectively identify strategic priorities for the Company. Furthermore, our Board believes that Dr. Anido’s combined role of chief executive officer and chairman promotes effective execution of strategic goals and facilitates information flow between management and our Board. Dr. Anido chairs all Board meetings, except for executive sessions at which only independent directors are present and which are chaired by Mr. Gryska, our lead independent director.
Risk Oversight
Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing the Company. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.
Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our audit committee is responsible for overseeing our significant financial and operational risk exposures and the steps our management has taken to monitor and control these exposures.
The audit committee also monitors compliance with legal and regulatory requirements. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines and considers and approves or disapproves any related-persons transactions. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at www.aeriepharma.com. We intend to satisfy applicable disclosure requirements regarding an amendment to, or a waiver from, a provision of our code of business conduct and ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions, by posting such information on our website at the internet address set forth above. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.
Stockholder Communications with Our Board of Directors
Stockholders wishing to communicate directly with our Board may send correspondence to our Secretary, c/o Aerie Pharmaceuticals, Inc., 2030 Main Street, Suite 1500, Irvine, CA 92614. Stockholders may also visit our website at www.aeriepharma.com and select “Contact Us” to communicate online with us.

PROPOSAL 2
APPROVAL OF THE AERIE PHARMACEUTICALS, INC. AMENDED AND RESTATED OMNIBUS INCENTIVE PLAN

Purpose of the Omnibus Plan
Our Board has approved and unanimously recommends that our stockholders approve the Aerie Pharmaceuticals, Inc. Amended and Restated Omnibus Incentive Plan (the “Omnibus Plan”). The Omnibus Plan is a critical tool for attracting qualified employee talent as we continue to build the company, as well as for retaining, incentivizing and motivating our existing employees, consultants, and non-employee directors to drive the success of our business. Equity awards granted under the Omnibus Plan provide participating individuals with a proprietary interest in our long-term success in a manner fully aligned with Aerie stockholders. All executive officers, employees and non-employee directors (approximately 53 in total, as of February 25, 2015) are currently eligible to receive stock-based incentive awards.
Without our stockholders’ approval of the Omnibus Plan, Aerie will not have adequate ability to grant equity awards to accommodate the growth we expect over the next several years. The Omnibus Plan does not have a provision for an annual evergreen replenishment of shares. Aeries believe that it has consistently been excellent stewards of our equity pool and the additional shares requested herein are consistent with industry norms for annual equity grants. Based on our current growth strategy, we expect the additional shares requested by this Omnibus Plan will fund grants for the next four years.
The closing price of a share of our common stock (a “Share”) on February 25, 2015 was $28.03.
Vote Required
Stock-based incentive awards are a key component of our compensation program for our executive officers and other senior management employees, in large part, due to our Board’s belief that stock-based awards incentivize the creation of long-term stockholder value. In approving the amended Omnibus Plan, the Board approved an increase in the number of shares that may be issued pursuant to Awards granted under the Omnibus Plan of 2,500,000 shares. Without approval by the stockholders of this increase in shares under the Omnibus Plan, our ability to provide stock-based awards will be extremely limited, thus restricting our ability to continue to retain and incentivize key employees and to attract new talent. Our Board believes the Omnibus Plan contains a number of features that are consistent with stockholder protection and sound corporate governance practices and is in the best interests of our Company and our stockholders.
The proposal to adopt the Omnibus Plan requires an affirmative vote of the majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal.
Shares Available Under the Omnibus Plan
As originally adopted, the Omnibus Plan provided for the issuance of up to 3,229,068 Shares pursuant to awards granted under the plan. As of February 25, 2015, 1,206,403 Shares remain available for issuance pursuant to new awards under the Omnibus Plan. If this Proposal is approved, the aggregate number of Shares issuable under the plan will be increased to 5,729,068, of which 3,706,403 will be available for future awards.

Our Recommendation

THE BOARD APPROVES AND UNANIMUOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF AERIE PHARMACEUTICALS, INC. AMENDED AND RESTATED OMNIBUS PLAN.

General Information
The following is a summary of the other material features of the Omnibus Plan. This summary is subject to and qualified by reference to the actual text of the Omnibus Plan, a complete copy of which is attached as an appendix to this proxy statement.
Administration. A committee of our Board (for purposes of this Proposal, the “Committee”) will administer the Omnibus Plan. The Committee will consist of at least two directors and may consist of the entire Board. To the extent that an award is intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Committee will consist of at least two directors considered to be “outside directors” under Section 162(m) of the Code and non-employee directors for purposes of Section 162(m) of the Code.

Plan Term. The Omnibus Plan became effective on October 22, 2013 when it was initially adopted by our Board. The Amended and Restated Omnibus Plan became effective on February 25, 2015, subject to stockholder approval, and will terminate on the tenth (10th) anniversary thereof, unless earlier terminated by the board.
Eligibility. Under the Omnibus Plan, the “Eligible Individuals” includes officers, employees, consultants and non-employee directors providing services to the Company and its subsidiaries and affiliates. The Committee will determine which Eligible Individuals will receive grants of stock options or other awards.
Incentives Available. Under the Omnibus Plan, the Committee may grant any of the following types of awards to an Eligible Individual: incentive stock options (“ISOs”) and nonqualified stock options (“NQSO” and together with ISOs, “Options”); stock appreciation rights (“SARs”); Restricted Stock; restricted stock units (“RSUs”); Performance Awards; Dividend Equivalent Rights; and Share Awards (each type of grant, considered an “Award”).
Shares Available. Subject to any adjustment as provided in the Omnibus Plan, the maximum number of Shares that may be issued pursuant to Awards granted under the Plan from its inception shall not exceed 5,729,068, no more than 5,729,068 of which may be issued upon the exercise of ISOs.  The aggregate number of Shares that may be the subject of Options, SARs, Performance-Based Restricted Stock and Performance Share Units, as defined below, granted to an Eligible Individual in any calendar year may not exceed 1,200,000 and the maximum dollar amount of cash or the fair market value of Shares that any individual may receive in any calendar year in respect of Performance Units may not exceed $5,000,000. If an Award or any portion thereof (i) expires or otherwise terminates without all of the Shares covered by such Award having been issued or (ii) is settled in cash, such expiration, termination or settlement will not reduce (or otherwise offset) the number of Shares that may be available for issuance under the Omnibus Plan. If any Shares issued pursuant to an Award are forfeited and returned back to or reacquired by the Company because of the failure to meet a contingency or condition required to vest such Shares in the participant, then the Shares that are forfeited or reacquired will again become available for issuance under the Omnibus Plan. Any Shares tendered or withheld (i) to pay the option price of an Option granted under this Omnibus Plan or (ii) to satisfy tax withholding obligations associated with an Award granted under this Omnibus Plan shall become available again for issuance under this Omnibus Plan.
Stock Options
The Committee may grant Options (which may be ISOs or NQSOs) to Eligible Individuals. An ISO is an Option intended to qualify for tax treatment applicable to ISOs under Section 422 of the Code. An ISO may only be granted to Eligible Individuals that are employees of the Company or any of its subsidiaries. A NQSO is an Option that is not subject to statutory requirements and limitations required for certain tax advantages allowed under Section 422 of the Code.
Vesting and Exercise Periods. Each Option granted under the Omnibus Plan may be subject to certain vesting requirements and will become exercisable in accordance with the specific terms and conditions of the Option, as determined by the Committee at the time of grant and set forth in an award agreement. The term of an Option generally may not exceed ten years from the date it is granted (five years in the case of an ISO granted to a ten-percent stockholder); provided, however, that unless the Committee provides otherwise (i) upon the death of a participant prior to the expiration of an Option (other than an ISO), the Option may be exercised for up to one year following the date of the participant’s death, even if such period extends beyond ten years and (ii) if, at the time an Option (other than an ISO) would otherwise expire at the end of its term, the exercise of the Option is prohibited by applicable law or the Company’s insider trading policy, the term shall be extended until thirty (30) days after the prohibition no longer applies. Each Option, to the extent it becomes exercisable, may be exercised at any time in whole or in part until its expiration or termination, unless otherwise provided in applicable award agreement.

Exercise Price. The purchase price per Share with respect to any Option granted under the Omnibus Plan may be not less than 100 percent (100%) of the fair market value of a Share on the date the Option is granted (110 percent (110%) in the case of an ISO granted to a ten-percent stockholder). The option price for any Shares purchased pursuant to the exercise of an Option shall be paid in any of, or any combination of, the following forms: (a) cash or its equivalent (e.g., a check) or (b) if permitted by the Committee, the transfer, either actually or by attestation, to the Company of Shares that have been held by the Participant for at least six (6) months (or such lesser period as may be permitted by the Committee) prior to the exercise of the Option, such transfer to be upon such terms and conditions as determined by the Committee or (c) in the form of other property as determined by the Committee. In addition, (a) the Committee may provide for the payment of the option price through Share withholding as a result of which the number of Shares issued upon exercise of an Option would be reduced by a number of Shares having a fair market value equal to the option price and (b) an Option may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures that are, from time to time, deemed acceptable by the Committee.

Prohibition on Repricings. The Committee will have no authority to make any adjustment or amendment (other than in connection with certain changes in capitalization or certain corporate transactions in accordance with the terms of the Omnibus Plan, as generally described below) that reduces, or would have the effect of reducing, the exercise price of an Option or SAR previously granted under the Omnibus Plan, unless the Company’s stockholders approve such adjustment or amendment.
Limits on Incentive Stock Options. In order to comply with the requirements for ISOs in the Code, no person may receive a grant of an ISO for stock that would have an aggregate fair market value in excess of $100,000, determined when the ISO is granted, that would be exercisable for the first time during any calendar year. If any grant of an ISO is made in excess of such limit, the portion that is over the $100,000 limit would be a NQSO.
SARs
The Committee may grant SARs to Eligible Individuals on terms and conditions determined by the Committee at the time of grant and set forth in an award agreement. An SAR may be granted (a) at any time if unrelated to an Option or (b) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option.
Amount and Form of Payment. An SAR is a right granted to a participant to receive an amount equal to the excess of the fair market value of a Share on the last business day preceding the date of exercise of such SAR over the fair market value of a Share on the date the SAR was granted (the “base price”). A SAR may be settled or paid in cash, Shares, or a combination of each, as determined by the Committee.
Vesting and Exercise Periods. Each SAR granted under the Omnibus Plan may be subject to certain vesting requirements and will become exercisable in accordance with the specific terms and conditions of the SAR, as determined by the Committee at the time of grant and set forth in an award agreement. The term of a SAR generally may not exceed ten years from the date it is granted; provided, however, that unless the Committee provides otherwise (i) upon the death of a participant prior to the expiration of the SAR, the SAR may be exercised for up to one year following the date of the participant’s death, even if such period extends beyond ten years and (ii) if, at the time a SAR would otherwise expire at the end of its term, the exercise of the SAR is prohibited by applicable law or the Company’s insider trading policy, the term shall be extended until thirty (30) days after the prohibition no longer applies. Each SAR, to the extent it becomes exercisable, may be exercised at any time in whole or in part until its expiration or termination, unless otherwise provided in applicable award agreement.
Dividend Equivalent Rights
The Committee may grant dividend equivalent rights (“Dividend Equivalent Rights”), either in tandem with an Award or as a separate Award, to Eligible Individuals on terms and conditions determined by the Committee at the time of grant and set forth in an award agreement. A Dividend Equivalent Right is a right to receive cash or Shares based on the value of dividends that are paid with respect to the Shares. Amounts payable in respect of Dividend Equivalent Rights may be payable currently or, if applicable, deferred until the lapsing of restrictions on such dividend equivalent rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the Award to which the Dividend Equivalent Rights relate, subject to compliance with Section 409A of the Code. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or multiple installments, as determined by the Committee.
Restricted Stock; RSUs
The Committee may grant Restricted Stock or RSUs, in each case subject to such vesting requirements and other terms and conditions as determined by the Committee at the time of grant and set forth in an award agreement.

Restricted Stock. Unless the Committee determines otherwise, upon the issuance of shares of Restricted Stock, the participant shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions made with respect to the Shares. The Committee may determine that the payment to the participant of dividends, or a specified portion thereof, declared or paid on such Shares shall be deferred until the lapsing of the restrictions imposed upon such Shares and held by the Company for the account of the participant until such time. Payment of deferred dividends in respect of shares of Restricted Stock shall be made upon the lapsing of restrictions imposed on the shares of Restricted Stock in respect of which the deferred dividends were paid, and any dividends deferred in respect of any shares of Restricted Stock shall be forfeited upon the forfeiture of such shares of Restricted Stock.
RSUs. Each RSU shall represent the right of the participant to receive a payment upon vesting of the RSU, or on any later date specified by the Committee, of an amount equal to the fair market value of a Share as of the date the RSU becomes vested, or such later date as determined by the Committee at the time the RSU is granted (and which will be set forth in the applicable grant agreement). An RSU may be settled or paid in cash, Shares, or a combination of each, as determined by the Committee.

Performance Awards
Performance awards (“Performance Awards”) (including performance units (“Performance Units”), performance share units (“Performance Share Units”) and performance-based restricted stock (“Performance-Based Restricted Stock”)) may be granted to Eligible Individuals on terms and conditions determined by the Committee and set forth in an award agreement.
Performance Units and Performance Share Units. Performance Units shall be denominated in a specified dollar amount and, contingent upon the attainment of specified performance objectives within a performance cycle and such other vesting conditions as may be determined by the Committee (including without limitation, a continued employment requirement following the end of the applicable performance period), represent the right to receive payment of the specified dollar amount or a percentage of the specified dollar amount depending on the level of performance objective attained; provided, however, that the Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit. Performance Share Units shall be denominated in Shares and, contingent upon the attainment of specified performance objectives within a performance cycle and such other vesting conditions as may be determined by the Committee (including without limitation, a continued employment requirement following the end of the applicable performance period), represent the right to receive payment of the fair market value of a Share on the date the Performance Share Unit was granted, the date the Performance Share Unit became vested or any other date specified by the Committee or a percentage of such amount depending on the level of performance objective attained; provided, however, that the Committee may at the time a Performance Share Unit is granted specify a maximum amount payable in respect of a vested Performance Share Unit. The award agreement for each Performance Unit and Performance Share Unit shall specify the number of Performance Units or Performance Share Units to which it relates, the performance objectives and other conditions which must be satisfied in order for the Performance Unit or Performance Share Unit to vest and the performance cycle within which such performance objectives must be satisfied (which will not be less than one (1) year) and the circumstances under which the award will be forfeited. Performance Units and Performance Share Units may be settled or paid in cash, Shares, or a combination of each, as determined by the Committee.
Performance-Based Restricted Stock. Performance-Based Restricted Stock shall consist of an award of shares of Restricted Stock, issued in the participant’s name and subject to appropriate restrictions and transfer limitations. Unless the Committee determines otherwise and as set forth in the applicable award agreement, upon issuance of shares of Performance-Based Restricted Stock, the participant shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to Shares. The award agreement for each award of Performance-Based Restricted Stock will specify the number of shares of Performance-Based Restricted Stock to which it relates, the performance objectives and other conditions that must be satisfied in order for the Performance-Based Restricted Stock to vest, the performance cycle within which the performance objectives must be satisfied (which will not be less than one (1) year) and the circumstances under which the award will be forfeited. At the time the Award of Performance-Based Restricted Stock is granted, the Committee may determine that the payment to the participant of dividends, or a specified portion thereof, declared or paid on Shares represented by such Award which have been issued by the Company to the participant shall be deferred until the lapsing of the restrictions imposed upon such Performance-Based Restricted Stock and held by the Company for the account of the participant until such time. Payment of deferred dividends in respect of shares of Performance-Based Restricted Stock shall be made upon the lapsing of restrictions imposed on the Performance-Based Restricted Stock in respect of which the deferred dividends were paid, and any dividends deferred in respect of any Performance-Based Restricted Stock shall be forfeited upon the forfeiture of such Performance-Based Restricted Stock.
Performance Objectives. Performance objectives (“Performance Objectives”) will be designed to support our business strategy and align the interests of participants with the interests of our stockholders. With respect to any Performance Awards intended to constitute “performance-based compensation” within the meaning of Section 162(m) of the Code, Performance Objectives may be expressed in terms of: (i) earnings per share, (ii) operating income, (iii) return on equity or assets, (iv) cash flow, (v) net cash flow, (vi) cash flow from operations, (vii) EBITDA, (viii) increased revenues, (ix) revenue ratios, (x) cost reductions, (xi) cost ratios, (xii) overall revenue or sales growth, (xiii) expense reduction or management, (xiv) market position, (xv) total stockholder return, (xvi) return on investment, (xvii) earnings before interest and taxes (EBIT), (xviii) net income, (xix) return on net assets, (xx) economic value added, (xxi) stockholder value added, (xxii) cash flow return on investment, (xxiii) net operating profit, (xxiv) net operating profit after tax, (xxv) return on capital, (xxvi) return on invested capital or (xxvii) any combination of the foregoing. With respect to Performance Awards not intended to constitute “performance-based compensation,” under Section 162(m) of the Code, Performance Objectives may be based on any of the foregoing or any other performance criteria as may be established by the Committee. In either event, Performance Objectives may be based on our performance, one or more of our subsidiaries or divisions, or any combination thereof. In addition, Performance Objectives may be either absolute or relative (to our prior performance or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. For Performance Awards intended to constitute “performance-based compensation,” within the meaning of Section 162(m) of the Code, the Performance Objectives with respect to a particular performance cycle will be established in writing by the Committee by the earlier of (1) the date on which a quarter of the performance cycle has elapsed and

(2) the date which is 90 days after the commencement of the performance cycle and in any event while the performance relating to the Performance Objectives remain substantially uncertain.
Effect of Certain Events. The Committee may, at the time the Performance Objectives in respect of a Performance Award are established, provide for the manner in which performance will be measured against the Performance Objectives to reflect the impact of specified events on the Company as a whole or any part of our business or operations, including, generally, (1) changes in accounting principles or tax laws that become effective during the applicable performance period; (2) events that are extraordinary or unusual in nature or infrequent in occurrence; (3) the disposition of a business, or the sale of investments or non-core assets; (4) settlements or recoveries related to claims or litigation; or (5) investments or acquisitions made during the year or, to the extent provided by the Committee, any prior year. Any adjustments based on the effect of this type of event are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee and, in respect of Performance Awards intended to constitute “performance-based compensation” under Section 162(m) of the Code, such adjustments shall be permitted only to the extent permitted under Section 162(m) of the Code and the regulations promulgated thereunder.
Determination of Performance. Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Award, the Committee shall certify in writing that the applicable Performance Objectives have been satisfied to the extent necessary for such Award to qualify as “performance-based compensation” under Section 162(m) of the Code. In respect of a Performance Award, the Committee may, in its sole discretion, reduce the amount of cash paid or number of Shares to be issued or that have been issued and that become vested or on which restrictions lapse. The Committee shall not be entitled to exercise any discretion if doing so would cause the compensation attributable to such Awards to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.
Share Awards
The Committee may grant an award of Shares (“Share Awards”) to an Eligible Individual on such terms and conditions as the Committee may determine at the time of grant. A Share Award may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.
Adjustments
In the event of a Change in Capitalization (as defined in the Omnibus Plan) the Committee shall conclusively determine the appropriate adjustments, if any, to (a) the maximum number and class of shares or other stock or securities with respect to which Awards may be granted under the Omnibus Plan (including the limits on the individual awards that may be made in any calendar year (as described above)), (b) the maximum number and class of shares or other stock or securities that may be issued upon exercise of ISOs, (c) the number and kind of Shares or other securities covered by any or all outstanding Awards that have been granted under the Omnibus Plan, (d) the option price of outstanding Options and the base price of outstanding SARs, and (e) the Performance Objectives applicable to outstanding Performance Awards.
Amendment or Termination of the Omnibus Plan
The Omnibus Plan may be amended or terminated by the Board without shareholder approval unless shareholder approval of the amendment or termination is required under applicable law, regulation or exchange requirement. No amendment may impair or adversely impact any Awards that had been granted under the Omnibus Plan prior to the amendment without the impacted participant’s consent. The Omnibus Plan will terminate on the tenth anniversary of its effective date; however, when the Omnibus Plan terminates, any applicable terms will remain in effect for administration of any Awards outstanding at the time of the Omnibus Plan’s termination.
Effect of Certain Transactions
Generally, the award agreement evidencing each Award will provide any specific terms applicable to that award in the event of a Change in Control (as defined in the Omnibus Plan). Unless otherwise provided in an award agreement, in connection with a merger, consolidation, reorganization, recapitalization or other similar change in the capital stock of the Company, or a liquidation or dissolution of the Company or a Change in Control (each a “Corporate Transaction”), Awards shall either: (a) continue following such Corporate Transaction, which may include, in the discretion of the Committee or the parties to the Corporate Transaction, the assumption, continuation or substitution of the Awards, in each case with appropriate adjustments to the number, kind of shares, and exercise prices of the awards; or (b) terminate.
Options and SARs. If Options or SARs are to terminate in the event of a Corporate Transaction, the holders of vested Options or SARs must be provided either (a) fifteen days to exercise their Options or SARs or (b) payment (in cash or other consideration) in respect of each Share covered by the Option of SAR being cancelled in an amount equal to the excess of the per share price to be paid to stockholders in the Corporate Transaction over the price of the Option or the SAR. If the per share price to be paid to stockholders in the Corporate Transaction is less than the exercise price of the Option or SAR, the Option or SAR may be terminated without payment of any kind. The holders of unvested Options or SARs may also receive payment, at the discretion of the Committee, in the same manner as described above for vested Options and SARs. The Committee may also accelerate the vesting on any unvested Option or SAR and provide holders of such Options or SARS a reasonable opportunity to exercise the award.

Other Awards. If Awards other than Options and SARs are to terminate in connection with a Corporate Transaction, the holders of vested Awards will be provided, and holders of unvested Awards may be provided, at the discretion of the Committee, payment (in cash or other consideration upon or immediately following the Corporate Transaction, or, to the extent permitted by Section 409A of the Code, on a deferred basis) in respect of each Share covered by the Award being cancelled in an amount equal to the per share price to be paid to stockholders in the Corporate Transaction, where the value of any non-cash consideration will be determined by the Committee in good faith. The Committee may, in its sole discretion, provide for different treatment for different Awards or Awards held by different parties, and where alternative treatment is available for a participant’s Awards, may allow the participant to choose which treatment will apply to his or her Awards.

Transferability
The Omnibus Plan generally prohibits the transfer of any Award, except (a) transfers by will or the laws of descent and distribution or (b) to a beneficiary designated by the participant, to whom any benefit under the Omnibus Plan is to be paid or who may exercise any rights of the participant in the event of the participant’s death before he or she receives any or all of such benefit or exercises an award.
Federal Income Tax Consequences
The following is only a brief summary of the U.S. federal income tax consequences to a recipient and the Company of a stock incentive award, and does not discuss the effect of income tax law of any other jurisdiction (such as state income tax law) in which the recipient may reside.
Options. Options may be granted in the form of ISOs or NSOs. ISOs granted to employees are eligible for favorable federal income tax treatment that is provided under Section 422 of the Code if certain requirements are satisfied. An ISO must have an option price that is not less than the fair market value of the stock at the time the Option is granted, and must be exercisable within ten years from the date of grant. An employee granted an ISO or NSO generally does not realize compensation income for federal income tax purposes upon the grant of the Option. At the time of exercise of an ISO, no compensation income is realized by the holder of the Option other than tax preference income for purposes of the federal alternative minimum tax on individual income. If the Shares acquired on exercise of an ISO are held for at least two years after grant of the Option and one year after exercise, the excess of the amount realized on sale over the exercise price will be taxed as capital gain. If the Shares acquired on exercise of an ISO are disposed of within less than two years after grant or one year of exercise, the holder will realize taxable compensation income equal to the excess of the fair market value of the Shares on the date of exercise or the date of sale, whichever is less, over the option exercise price. Any additional amount realized will be taxed as capital gain. At the time of exercise of an NSO the holder of the Option will realize taxable compensation income in an amount of the spread between the exercise price of the Option and the fair market value of the Shares acquired on the date of exercise. The Company will be entitled to a federal income tax deduction at the time of exercise equal to the amount of compensation income that is realized by the holder of an Option.
SARs. At the time of exercise of a SAR the holder of the SAR will realize taxable compensation income in an amount of the spread between the base price of the SAR and the fair market value of the Shares acquired on the date of exercise. The Company will be entitled to a federal income tax deduction at the time of exercise equal to the amount of compensation income that is realized by the holder of the SAR.
Restricted Stock and Performance-Based Restricted Stock. Employees granted Restricted Stock or Performance-Based Restricted Stock under the Omnibus Plan generally recognize as taxable compensation income the fair market value of the Restricted Stock or Performance-Based Restricted Stock on the date the restrictions lapse unless the employee has elected to include the restricted award in income at the time of grant under Section 83(b) of the Code. The Company will be entitled to a federal income tax deduction at the time and in the amount equal to the compensation income that is recognized by the holder of the Restricted Stock or Performance-Based Restricted Stock. The Company will also be entitled to a federal income tax deduction with respect to any dividends paid to an employee during the restricted period equal to the amount of compensation income realized by the holder of the Restricted Stock or Performance-Based Restricted Stock in respect of such dividends (unless the employee has elected to include the restricted award in income when granted under Section 83(b) of the Code).
Restricted Stock Units, Performance Units and Performance Share Units. Employees granted RSUs, Performance Units or Performance Share Units under the Omnibus Plan generally recognize as taxable compensation income the cash or the fair market value the Shares or other property paid upon settlement of the RSUs, Performance Units and Performance Awards . The Company will be entitled to a federal income tax deduction at the time of payment equal to the amount of compensation income realized by the holder of the RSUs, Performance Units or Performance Share Units. The Company will also be entitled to a federal income tax deduction with respect to any dividend equivalents paid to an employee during the restricted period equal to the amount of compensation income realized by the holder of the RSUs, Performance Units or Performance Share Units.
Share Awards. Share Awards are in the nature of Shares of the Company (as opposed to phantom stock). Employees granted Share Awards under the Omnibus Plan generally recognize as taxable compensation income the aggregate of fair market value of the Share Award on the date the Share Award is no longer subject to a substantial risk of forfeiture. The Company will be entitled to a federal income tax deduction at the time a Share Award is not subject to a substantial risk of forfeiture equal to the amount of compensation income realized by the holder of the Share Award.
Code Section 162(m). Subject to stockholder approval of the Omnibus Plan, compensation deemed paid by us to Eligible Individuals who are granted Awards or Options under the Omnibus Plan may qualify as “performance-based compensation” for purposes of Section 162(m) of the Code and may not have to be taken into account for purposes of the $1.0 million limitation per covered individual on the federal income tax deduction by us of compensation paid by us to certain executive officers. The $1.0 million limitation does not apply to compensation deemed paid with respect to those Awards or Options that qualify as performance-based compensation.
Excise Taxes. The effect of a Corporate Transaction on Options or other Awards, if any, may include accelerated vesting or lapse of restrictions with respect to Options or other Awards. Under certain circumstances, the accelerated vesting or lapse of restrictions with respect to Options or other Awards in connection with a Corporate Transaction may be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, a participant may be subject to a 20% excise tax and we may be denied a tax deduction.
Section 409A. Section 409A of the Code generally imposes an additional 20% income tax, as well as interest and penalties, on recipients of deferred compensation that does not comply with Section 409A of the Code. “Deferred compensation” for this purpose generally consists of compensation to which an individual has a legally binding right in a taxable year and which is to be paid in a later taxable year. In addition to the taxes, interest and penalties, deferred compensation that does not comply with Section 409A of the Code may be required to be taken into income earlier than is intended. Awards under the Omnibus Plan are intended either not to be subject to Section 409A of the Code or to comply with Section 409A of the Code. If Awards under the Omnibus Plan are subject to Section 409A of the Code and do not comply with Section 409A of the Code, participants may be liable for the tax, interest and penalties imposed by the statute.
Plan Benefits
No determination has been made as to which of the individuals eligible to participate in the Omnibus Plan will receive awards under the Omnibus Plan in the future and, therefore, the future benefits to be allocated to any individual or to various groups of eligible participants are not presently determinable. However, please refer to the “Executive Compensation” section in this proxy statement, which provides information on the grants made in the last fiscal year, and the “Director Compensation” section in this proxy statement, which provides a description of grants made to our non-employee directors in the last fiscal year.

Set forth below is information on equity awards granted on February 25, 2015 under the Company’s Omnibus Incentive Plan (without giving effect to the amendment and restatement described herein) to the Named Executive Officers, all current executive officers as a group, director nominees, all current directors who are not executive officers as a group, and all employees who are not executive officers as a group.

Name & Position	Number of Shares Subject to Option Awards	Number of Shares Subject to Restricted Stock Awards
Vicente Anido, Jr., PhD, Chief Executive Officer & Chairman of the Board	133,125	22,188
Thomas A. Mitro, President and Chief Operating Officer	71,250	11,875
Brian Levy, OD, MSc, Chief Medical Officer	61,875	10,313
Richard J. Rubino, Chief Financial Officer	54,375	9,063
Executive Group	363,750	60,627
Geoffrey Duyk, MD, PhD (Director Nominee)*	—	—
Murray A. Goldberg (Director Nominee)*	—	—
Non-Executive Director Group*	—	—
Non-Executive Officer Employee Group	—	—

*
For a description of equity awards to be made to directors effective as of the date of the Annual Meeting, please refer to the “Director Compensation” section in this proxy statement, which provides a description of the director grant policy in effect as of February 25, 2015.

We are committed to delivering value to our stockholders and we firmly believe in long-term, stock-based incentives for our executives, key employees and non-employee directors. Stock-based incentives align the interests of our employees with the interests of our stockholders and help us to attract and retain qualified and talented employees.

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Company’s stockholders are being asked by the audit committee of the Board to ratify the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm. The audit committee is solely responsible for selecting the Company’s independent registered public accounting firm, and stockholder approval is not required to appoint PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. However, the Board believes that submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain PricewaterhouseCoopers LLP. If the selection of PricewaterhouseCoopers LLP is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of the Company and its stockholders.
Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. These representatives will be provided an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions from stockholders.
Vote Required
The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015, requires an affirmative vote of the majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal.
Our Recommendation
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
Pre-Approval Policies and Procedures
Our audit committee pre-approves all audit and permissible non-audit services provided by PricewaterhouseCoopers LLP. These services may include audit services, audit-related services, tax services and other services. Pre-approval may be given as part of the audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual case-by-case basis. All of the services described below were approved by our audit committee.

During the fiscal years ended December 31, 2014 and December 31, 2013, respectively, we retained PricewaterhouseCoopers LLP to provide audit services. The following table represents aggregate fees billed or to be billed to us by PricewaterhouseCoopers LLP for services performed for the fiscal years ended December 31, 2014 and 2013:

	2014	2013
Audit Fees (1)	$705,000	$1,039,214
Audit-Related Fees	—	—
Tax Fees	13,500	—
All Other Fees	5,400	—
Total	$723,900	$1,039,214

(1)
This category consists of fees for professional services rendered for the audit of our financial statements, review of interim financial statements, assistance with registration statements filed with the SEC and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. For the year ended December 31, 2013, fees of $491,150, were billed in connection with our IPO.

EXECUTIVE COMPENSATION
The discussion and tabular disclosure that follows describes our executive compensation program during the fiscal years ended December 31, 2014 and 2013, relating to the following individuals: Vicente Anido, Jr., Thomas A. Mitro, Brian Levy, and Richard J. Rubino (our “named executive officers”).
Summary Compensation Table
The following table sets forth the portion of compensation paid to the named executive officers that is attributable to services performed during the fiscal year ended December 31, 2014 and 2013.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)		BONUS ($) (1)	STOCK AWARDS ($) (2)	OPTION AWARDS ($) (2)	ALL OTHER COMPENSATION		TOTAL ($)
Vicente Anido, Jr., PhD	2014	$507,000		$386,250	$—	$4,358,866	$—		$5,252,116
Chief Executive Officer & Chairman of the Board	2013	$205,309	(3)	$163,281	$—	$7,763,955	$40,000	(4)	$8,172,545
Thomas A. Mitro	2014	$380,000		$237,500	$—	$1,831,168	$—		$2,448,668
President & Chief Operating Officer	2013	$140,279	(5)	$30,686	$—	$3,098,654	$40,000	(4)	$3,309,619
Brian Levy, OD, MSc	2014	$365,000		$213,000	$—	$1,673,758	$—		$2,251,758
Chief Medical Officer	2013	$294,862		$58,140	$—	$407,200	$—		$760,202
Richard J. Rubino	2014	$365,000		$205,313	$—	$1,293,924	$—		$1,864,237
Chief Financial Officer	2013	$303,849		$75,000	$1,075,999	$558,639	$—		$2,013,487

(1)	Amounts reflected in this column are bonus amounts awarded at the discretion of the Board after its assessment of our and the executive’s performance in the fiscal year.

(2)
The amounts included in the “Stock Awards” and “Option Awards” columns represent the grant date fair value computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 13 to our audited financial statements included in our Annual Report on Form 10-K filed with the SEC on February 27, 2015.

(3)	For Dr. Anido, represents solely the pro-rated amount of his annual base salary earned commencing July 25, 2013, his employment start date.

(4)	This amount represents the transaction bonus paid to the executive following the completion of our IPO in October 2013.

(5)	For Mr. Mitro, represents solely the pro-rated amount of his annual base salary earned commencing August 5, 2013, his employment start date.
Executive Agreements
Vicente Anido, Jr. On September 20, 2013, we entered into an employment agreement with Vicente Anido, Jr. (the “Anido Employment Agreement”) to memorialize his appointment as our Chief Executive Officer, which appointment was effective as of July 25, 2013. The Anido Employment Agreement provides for a four-year term during which Dr. Anido will receive an annual base salary of $475,000, which may be increased annually at the Board’s discretion, and may be decreased only in connection with an overall reduction in executive officer salaries. Dr. Anido is eligible to receive an annual performance bonus of up to 50% of his base salary for the relevant calendar year. After an overall review of Dr. Anido’s compensation package, on March 13, 2014 our Board approved an increase in Dr. Anido’s base salary to $515,000 and an increase in his target bonus opportunity to 60% of his base salary. The Anido Employment Agreement also provides that Dr. Anido will be granted an option to purchase 922,468 shares of common stock which will vest, subject to his continued employment with (or provision of services to) us through the applicable vesting date, 25% on July 25, 2014, and thereafter will vest ratably on each of the 36 monthly anniversaries of July 25, 2014. After an overall review of Dr. Anido’s compensation package, on February 25, 2015 our Board approved an increase in Dr. Anido’s base salary to $530,450. Additionally, Dr. Anido was granted an option to purchase 133,125 shares of common stock which will vest, subject to his continued employment with (or provision of services to) us through the applicable vesting date, ratably on each of the 48 monthly anniversaries of February 25, 2015. Dr. Anido was also granted 22,188 shares of restricted stock which will vest, subject to his continued employment with (or provision of services to) us through the applicable vesting date, in four equal annual installments on the anniversary of February 25, 2015. For the four-year period commencing on September 20, 2013, in the event that any of the payments or benefits provided by us to Dr. Anido would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and would be subject to the excise tax imposed under Section 4999 of the Code, Dr. Anido will entitled to a “gross-up” payment equal to the sum of such excise tax and related interest or penalties plus the amount necessary to put him in the same after-tax position that he would have been in had he not incurred any tax liability under Section 4999 of the Code.
The Anido Employment Agreement also provides that he shall not (and shall not assist any person to), directly or indirectly, without our prior written consent (a) during the employment term and for a period of 6 months thereafter contact, induce or solicit for employment any person who is, or within three months prior to such hiring, contacting, inducing or soliciting, was an employee of us or any of our affiliates, or (b) during the employment term and for a period of 12 months thereafter, (x) induce or solicit any customer, client or vendor of, or other person having a business relationship with us or any of our affiliates to terminate its relationship or otherwise cease doing business in whole or in part with us or any of our affiliates, or (y) interfere with any relationship between us or any of our affiliates and any of our respective customers, clients, vendors or any other business contacts.
Thomas A. Mitro. On July 31, 2013, we entered into an employment agreement with Thomas A. Mitro (the “Mitro Employment Agreement”), which was amended and restated and effective as of December 18, 2013 (the “Restated Mitro Employment Agreement”), pursuant to which Mr. Mitro continues to serve as our President and Chief Operating Officer. The Mitro Employment Agreement had provided for an annual base salary of $335,000 and an annual performance bonus opportunity of up to 20% of his base salary then in effect. Pursuant to the Restated Mitro Employment Agreement, Mr. Mitro is entitled to an annual base salary of $380,000 and is eligible to earn an annual performance bonus of up to 50% of his base salary. After an overall review of Mr. Mitro’s compensation package, on February 25, 2015 our Board approved an increase in Mr. Mitro’s base salary to $391,400. Additionally, Mr. Mitro was granted an option to purchase 71,250 shares of common stock which will vest, subject to his continued employment with (or provision of services to) us through the applicable vesting date, ratably on each of the 48 monthly anniversaries of February 25, 2015. Mr. Mitro was also granted 11,875 shares of restricted stock which will vest, subject to his continued employment with (or provision of services to) us through the applicable vesting date, in four equal annual installments on the anniversary of February 25, 2015. The Restated Mitro Employment Agreement provides for an initial term beginning on December 18, 2013 and ending on the fourth anniversary thereof, which term shall automatically be renewed for successive one-year periods unless either party provides 90 days’ notice of non-renewal (the initial term and any renewal term, collectively, the “Mitro Agreement Term”). Mr. Mitro’s base salary may be increased annually at the discretion of the Board, and may be decreased only in connection with an overall reduction in executive officer salaries.
The Restated Mitro Employment Agreement provides that if, during the four-year period commencing on December 18, 2013, any of the payments or benefits provided by the Company to Mr. Mitro would constitute a “parachute payment” within the meaning of Section 280G of the Code that would be subject to the excise tax imposed under Section 4999 of the Code or any interest or penalties with respect to such excise tax, Mr. Mitro will be entitled to an additional payment equal to the sum of such excise tax and related interest or penalties plus the amount necessary to put him in the same after-tax position that he would have been in had he not incurred any tax liability under Section 4999 of the Code.
The Restated Mitro Employment Agreement also provides that during the Mitro Agreement Term and for a period of 12 months thereafter, Mr. Mitro shall not, directly or indirectly, without the Company’s prior written consent (a) hire, contact, induce or solicit for employment any person who is, or within six months prior to the date of such hiring, contacting, inducing or soliciting was, an employee of the Company or any of its affiliates, or (b) induce or solicit any customer, client or vendor of, or other person having a business relationship with, the Company or any of its affiliates to terminate its relationship or otherwise cease doing business in whole or in part with the Company or any of its affiliates, or interfere with any relationship between the Company or any of its affiliates and any of their respective customers, clients, vendors or any other business contacts.
Brian Levy. On January 2, 2012, we entered into a letter agreement with Dr. Levy (the “Levy Letter Agreement”), which was amended and restated effective as of December 18, 2013 (the “Restated Levy Employment Agreement”), pursuant to which Dr. Levy continues to serve as our Chief Medical Officer. The Levy Letter Agreement had provided for a base salary of $285,000 per annum and an annual performance bonus of up to 20% of his base salary for the relevant calendar year. The Restated Levy Employment Agreement provides that Dr. Levy will receive an annual base salary of $365,000 and, beginning with the 2014 calendar year, be eligible to receive an annual performance bonus of up to 45% of his base salary for the relevant calendar year. After an overall review of Dr. Levy’s compensation package, on February 25, 2015 our Board approved an increase in Dr. Levy’s base salary to $375,038. Additionally, Dr. Levy was granted an option to purchase 61,875 shares of common stock which will vest, subject to his continued employment with (or provision of services to) us through the applicable vesting date, ratably on each of the 48 monthly anniversaries of February 25, 2015. Dr. Levy was also granted 10,313 shares of restricted stock which will vest, subject to his continued employment with (or provision of services to) us through the applicable vesting date, in four equal annual installments on the anniversary of February 25, 2015. The Restated Levy Employment Agreement provides for an initial term beginning on December 18, 2013 and ending on the third anniversary thereof, which term shall automatically be renewed for successive one-year periods unless either party provides 90 days’ notice of non-renewal (the initial term and any renewal term, collectively, the “Levy Agreement Term”). Dr. Levy’s base salary may be increased annually at the discretion of the Board, and may be decreased only in connection with an overall reduction in executive officer salaries.
The Restated Levy Employment Agreement provides that to the extent any of the payments or benefits provided by the Company to Dr. Levy would constitute a “parachute payment” within the meaning of Section 280G of the Code that would be subject to Section 4999 of Code, then such payments will be payable either (i) in full or (ii) as to such lesser amount which would result in no portion of such payment being subject to Section 4999 of the Code; whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in Dr. Levy’s receipt on an aftertax basis, of the greatest amount of economic benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code.
The Restated Levy Employment Agreement also provides that during the Levy Agreement Term and for a period of 12 months thereafter, Dr. Levy shall not, directly or indirectly, without the Company’s prior written consent (a) hire, contact, induce or solicit for employment any person who is, or within six months prior to the date of such hiring, contacting, inducing or soliciting was, an employee of the Company or any of its affiliates, or (b) induce or solicit any customer, client or vendor of, or other person having a business relationship with, the Company or any of its affiliates to terminate its relationship or otherwise cease doing business in whole or in part with the Company or any of its affiliates, or interfere with any relationship between the Company or any of its affiliates and any of their respective customers, clients, vendors or any other business contacts.
Richard J. Rubino. On September 24, 2012, we entered into a letter agreement with Mr. Rubino (the “Rubino Letter Agreement”), which was amended and restated effective as of December 18, 2013 (the “Restated Rubino Employment Agreement”), pursuant to which Mr. Rubino continues to serve as our Chief Financial Officer. The Rubino Letter Agreement had provided for a base salary of $300,000 per annum and an annual performance bonus of up to 20% of his base salary for the relevant calendar year. The Restated Rubino Employment Agreement provides that Mr. Rubino will receive an annual base salary of $365,000 and, beginning with the 2014 calendar year, be eligible to receive an annual performance bonus of up to 45% of his base salary for the relevant calendar year. After an overall review of Mr. Rubino’s compensation package, on February 25, 2015 our Board approved an increase in Mr. Rubino’s base salary to $375,950. Additionally, Mr. Rubino was granted an option to purchase 54,375 shares of common stock which will vest, subject to his continued employment with (or provision of services to) us through the applicable vesting date, ratably on each of the 48 monthly anniversaries of February 25, 2015. Mr. Rubino was also granted 9,063 shares of restricted stock which will vest, subject to his continued employment with (or provision of services to) us through the applicable vesting date, in four annual installments on the anniversary of February 25, 2015.  The Restated Rubino Employment Agreement provides for an initial term beginning on December 18, 2013 and ending on the third anniversary thereof, which term shall automatically be renewed for successive one-year periods unless either party provides 90 days’ notice of non-renewal (the initial term and any renewal term, collectively, the “Rubino Agreement Term”). Mr. Rubino’s base salary may be increased annually at the discretion of the Board, and may be decreased only in connection with an overall reduction in executive officer salaries.
The Restated Rubino Employment Agreement provides that to the extent any of the payments or benefits provided by the Company to Mr. Rubino would constitute a “parachute payment” within the meaning of Section 280G of the Code that would be subject to Section 4999 of Code, then such payments will be payable either (i) in full or (ii) as to such lesser amount which would result in no portion of such payment being subject to Section 4999 of the Code; whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in Mr. Rubino’s receipt on an after-tax basis, of the greatest amount of economic benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code.
The Restated Rubino Employment Agreement also provides that during the Rubino Agreement Term and for a period of 12 months thereafter, Mr. Rubino shall not, directly or indirectly, without the Company’s prior written consent (a) hire, contact, induce or solicit for employment any person who is, or within six months prior to the date of such hiring, contacting, inducing or soliciting was, an employee of the Company or any of its affiliates, or (b) induce or solicit any customer, client or vendor of, or other person having a business relationship with, the Company or any of its affiliates to terminate its relationship or otherwise cease doing business in whole or in part with the Company or any of its affiliates, or interfere with any relationship between the Company or any of its affiliates and any of their respective customers, clients, vendors or any other business contacts.

Equity Incentive Awards
Our named executive officers have historically been eligible to receive long-term equity-based incentive awards under the Aerie Pharmaceuticals, Inc. 2005 Stock Option Plan (the “2005 Plan”) and are currently eligible to receive long-term equity-based incentive awards under the Aerie Pharmaceuticals, Inc. 2013 Omnibus Incentive Plan (the “2013 Equity Plan”). While we believe that long-term equity awards are an important element of the “mix” of compensation paid to our named executive officers, we do not maintain any formal grant-making policy. Instead, the Board (or the compensation committee) periodically reviews the total level and mix of compensation paid to each of our named executive officers in order to determine the appropriate timing and amounts of long-term equity awards so as to continue to promote the alignment of our executive officers’ interests with those of our stockholders.

Vicente Anido, Jr. Pursuant to the terms of an incentive stock option agreement, on March 21, 2013, we granted Dr. Anido an option to purchase 123,861 shares of common stock scheduled to vest 8.37% on or after March 21, 2013, and 8.33% in equal monthly installments on the corresponding day of each successive quarter thereafter. The option terminates on the earliest to occur of (i) March 21, 2023, (ii) the expiration of the post-termination exercise period or (iii) upon a Transfer of Control. On September 12, 2013, we granted Dr. Anido an option to purchase 922,468 shares of common stock scheduled to vest 25% on or after July 25, 2014, and 75% in 36 equal monthly installments on the corresponding day of each successive month thereafter. On March 13, 2014, we granted Dr. Anido an option under the 2013 Equity Plan to purchase 300,000 shares of common stock scheduled to vest 25% on March 14, 2015, and 75% in 36 equal monthly installments on the corresponding day of each successive month thereafter. On February 25, 2015, we granted Dr. Anido an option under the 2013 Equity Plan to purchase 133,125 shares of common stock scheduled to vest 48 equal monthly installments on the corresponding day of each successive month thereafter. Dr. Anido was granted an option to purchase 133,125 shares of common stock which will vest, subject to his continued employment with (or provision of services to) us through the applicable vesting date, ratably on each of the 48 monthly anniversaries of February 25, 2015. Dr. Anido was also granted 22,188 shares of unvested restricted stock which will vest, subject to his continued employment with (or provision of services to) us through the applicable vesting date, in four equal annual installments on the anniversary of February 25, 2015.
Thomas A. Mitro. Pursuant to the terms of an incentive stock option agreement, on August 26, 2013, we granted Mr. Mitro an option to purchase 309,652 shares of common stock scheduled to vest 25% on or after August 26, 2014, and 75% in 36 equal monthly installments on the corresponding day of each successive month thereafter. The option terminates on the earliest to occur of (i) August 26, 2023, (ii) the expiration of the post-termination exercise period or (iii) upon a Transfer of Control. On September 12, 2013, we granted Mr. Mitro an option to purchase 70,831 shares of common stock scheduled to vest 25% on or after September 12, 2014 and 75% in 36 equal monthly installments on the corresponding day of each successive month thereafter. On March 13, 2014, we granted Mr. Mitro an option under the 2013 Equity Plan to purchase 126,000 shares of common stock scheduled to vest 25% on March 14, 2015, and 75% in 36 equal monthly installments on the corresponding day of each successive month thereafter. On February 25, 2015, we granted Mr. Mitro an option under the 2013 Equity Plan to purchase 71,250 shares of common stock scheduled to vest in 48 equal monthly installments on the corresponding day of each successive month thereafter. We also granted Mr. Mitro 11,875 shares of restricted stock which will vest, subject to his continued employment with (or provision of services to) us through the applicable vesting date, in equal annual installments on the anniversary of February 25, 2015.
Brian Levy. Pursuant to the terms of an incentive stock option agreement, on January 1, 2012, we granted Dr. Levy an option to purchase 154,000 shares of common stock scheduled to vest 25% on or after January 1, 2013, and 75% in 36 equal monthly installments on the corresponding day of each successive month thereafter. The option terminates on the earliest to occur of (i) January 1, 2022, (ii) the expiration of the post-termination exercise period or (iii) upon a Transfer of Control. On September 12, 2013, we granted Dr. Levy an option to purchase 50,000 shares of common stock scheduled to vest 25% on or after September 12, 2014 and 75% in 36 equal monthly installments on the corresponding day of each successive month thereafter. On March 13, 2014, we granted Dr. Levy an option under the 2013 Equity Plan to purchase 115,000 shares of common stock scheduled to vest 25% on March 14, 2015, and 75% in 36 equal monthly installments on the corresponding day of each successive month thereafter. On February 25, 2015, we granted Dr. Levy an option under the 2013 Equity Plan to purchase 61,875 shares of common stock scheduled to vest in 48 equal monthly installments on the corresponding day of each successive month thereafter. We also granted Dr. Levy 10,313 shares of restricted stock which will vest, subject to his continued employment with (or provision of services to) us through the applicable vesting date, in equal annual installments on the anniversary of February 25, 2015.
Richard J. Rubino. Pursuant to the terms of an incentive stock option agreement, on October 15, 2012, we granted Mr. Rubino an option to purchase 345,000 shares of common stock scheduled to vest over a period of four years beginning on the anniversary of the date of grant, which option agreement was subsequently amended on March 21, 2013 to provide that (i) the option would no longer be an incentive stock option as described in Section 422 of the Code, (ii) the option would be fully vested and (iii) Mr. Rubino may elect to net exercise his option such that the number of shares delivered would reflect the total number of shares underlying the option reduced by the number of shares of common stock having a fair market value on the date of exercise equal to the aggregate exercise price for the total number of shares underlying the option (“net exercise”). As described in greater detail in footnote 8 to the “Outstanding Equity Awards at Fiscal Year-End” table, this option was exercised in full by Mr. Rubino in March 2013. We also made an additional option grant to purchase 174,939 shares of common stock, which was the equivalent number of shares he surrendered to us in connection with the cashless exercise of his October 2012 option. On September 12, 2013, we granted Mr. Rubino an option to purchase 25,000 shares of common stock scheduled to vest 25% on or after September 12, 2014 and 75% in 36 equal monthly installments on the corresponding day of each successive month thereafter. On March 13, 2014, we granted Mr. Rubino an option under the 2013 Equity Plan to purchase 89,000 shares of common stock scheduled to vest 25% on March 13, 2015, and 75% in 36 equal monthly installments on the corresponding day of each successive month thereafter. On February 25, 2015, we granted Mr. Rubino an option under the 2013 Equity Plan to purchase 54,375 shares of common stock scheduled to vest in 48 equal monthly installments on the corresponding day of each successive month thereafter. We also granted Mr. Rubino 9,063 shares of restricted stock which will vest, subject to his continued employment with (or provision of services to) us through the applicable vesting date, in equal annual installments on the anniversary of February 25, 2015.
The treatment of Dr. Anido’s, Mr. Mitro’s, Dr. Levy’s and Mr. Rubino’s equity awards upon a termination of employment (as applicable) or a Transfer of Control is described below in the section entitled “—Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at Fiscal Year-End
The following table provides information concerning outstanding equity awards for each of our named executive officers as of December 31, 2014.

NAME	OPTION AWARDS					STOCK AWARDS
	NUMBER OF SECURITIES UNDERLYING UNEXERCISED EQUITY AWARDS EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED EQUITY AWARDS UNEXERCISABLE (#)		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)
Vicente Anido, Jr.	82,593	41,268	(1)	$2.90	3/21/2023	—		$—
	326,701	595,767	(2)	$3.15	9/12/2023	—		$—
	—	300,000	(3)	$20.70	3/13/2024	—		$—
Thomas A. Mitro	109,669	199,983	(4)	$3.15	8/26/2023	—		$—
	26,561	44,270	(5)	$3.15	9/12/2023	—		$—
	—	126,000	(3)	$20.70	3/13/2024	—		$—
Brian Levy	112,291	41,709	(6)	$1.44	1/1/2022	—		$—
	15,626	34,374	(5)	$3.15	9/12/2023	—		$—
	—	115,000	(3)	$20.70	3/13/2024	—		$—
Richard J. Rubino	94,765	80,174	(7)	$2.90	10/15/2022	103,064	(8)	$3,008,438
	7,813	17,187	(5)	$3.15	9/12/2023	—		$—
	—	89,000	(3)	$20.70	3/13/2024	—		$—

(1)	This option was granted on March 21, 2013. The option was 8.37% vested on the date of grant, and vests 8.33% on a quarterly basis thereafter.

(2)	This option was granted on September 12, 2013. The option was 25% vested on July 25, 2014 and vests in 36 equal monthly installments thereafter.

(3)	This option was granted on March 13, 2014. The option is scheduled to vest 25% on March 13, 2015 and thereafter in 36 equal monthly installments.

(4)	This option was granted on August 26, 2013. The option was 25% vested on August 26, 2014 and vests in 36 equal monthly installments thereafter.

(5)	This option was granted on September 12, 2013. The option was 25% vested on September 12, 2014 and vests in 36 equal monthly installments thereafter.

(6)	This option was granted on January 1, 2012. The option was 25% vested on January 1, 2013 and vests in 36 equal monthly installments thereafter.

(7)	This option was granted on March 21, 2013. The option was 25% vested on October 14, 2013 and vests thereafter in 36 equal monthly installments.

(8)
On October 15, 2012, Mr. Rubino was granted an option to purchase 345,000 shares of common stock, which option was amended in March 2013. Pursuant to the amendment, the option was fully exercisable and Mr. Rubino exercised the option in full on a net exercise basis such that he acquired 170,061 shares of common stock. The resulting 170,061 shares are considered restricted stock until vesting occurs, and are subject to the original vesting terms such that 25% of the shares vested on October 14, 2013, and the remaining shares thereafter vest in 36 monthly installments. As of December 31, 2014, 92,116 shares were vested under this grant. In order to cover Mr. Rubino’s out-of-pocket tax costs associated with the exercise of his option, on March 21, 2013 we made an additional grant of 200,973 shares of restricted stock which is scheduled to vest over a two-year period in equal monthly installments. As of December 31, 2014, 175,854 shares were vested under this grant. As of December 31, 2014, the fair market value of a share of common stock was $29.19.

Pension Benefits
We did not maintain any plan providing for payments or other benefits at, following, or in connection with retirement, during the fiscal year ended December 31, 2014.
Nonqualified Deferred Compensation
We did not maintain any deferred compensation plans for any named executive officer for the year ended December 31, 2014.
Potential Payments Upon Termination or Change in Control

Vicente Anido, Jr. In the event of a termination of Dr. Anido’s employment by us without Cause (as such term is defined in the Anido Employment Agreement) or by Dr. Anido for Good Reason (as such term is defined in the Anido Employment Agreement), Dr. Anido will be entitled to (i) a lump sum severance payment equal to six months of base salary, (ii) commencing on the date that is six months following the termination date, continued payment of Dr. Anido’s base salary at the rate in effect at the time of termination for a period of six months, (iii) 12 months of Company-paid COBRA continuation coverage less the amount payable by an active employee for such coverage, and (iv) payment of the greater of (x) the target annual performance bonus for the year in which termination occurs and (y) the average of the annual performance bonus received by Dr. Anido for the three years immediately preceding the year in which termination occurs (together with the payments provided under (i), (ii) and (ii), the “Anido Severance Payments”). In the event Dr. Anido’s employment is terminated by us with or without Cause, or he resigns for or without Good Reason, he will have a post-termination exercise period of 90 days during which he may exercise the portion of the options that was vested as of the termination date. In the event of a termination by us without Cause or by Dr. Anido for Good Reason at any time during the 12 months following a Transfer of Control, he will be entitled to (i) the Anido Severance Payments (provided that the base salary continuation and COBRA continuation coverage shall continue for a period of 18 months following termination if we are a publicly reporting company at the time of the Transfer of Control) and (ii) full vesting of all options and other equity incentive awards which were unvested immediately prior to such termination. In the event that the Board approves a decision to liquidate, dissolve, or terminate our business or operations (other than in connection with the sale of the assets or merger of our company), Dr. Anido will immediately resign from all then-held employment, officer and director positions, and will not be required to oversee, participate or assist in any in such liquidation, provided, however, that in the event of such resignation, Dr. Anido would not be entitled to any severance benefits or payments.
Under the terms of each Employment Agreement for Messrs. Mitro, Levy and Rubino, in the event of a termination by the Company without Cause (as such term is defined in the applicable Employment Agreement) or by the executive for Good Reason (as such term is defined in the applicable Employment Agreement), the executive is entitled to (i) base salary continuation for a period of 12 months following the date of termination and (ii) COBRA continuation coverage for himself and his dependents for a period of 12 months (or, if earlier, such time as the executive obtains new employment) (collectively, the “Severance Benefits”). In the event of a termination by the Company with or without Cause, or by the executive for any reason, the vesting applicable to equity awards then held by the executive shall cease and the executive will have a period of 90 days following such termination during which he may exercise the portion of such equity awards that was vested as of the termination date. If, following a Change in Control (as defined in the Company’s 2013 Equity Plan) during the Term, either (a) the successor corporation (or a parent or subsidiary of the successor corporation) does not offer the executive employment on terms comparable to the executive’s then existing terms of employment with the Company and in connection therewith, the executive terminates employment or (b) the executive’s employment is terminated by the successor corporation without Cause or by the executive for Good Reason within the one-year period following the Change in Control, the executive shall be entitled to (i) the Severance Benefits; (ii) a performance bonus equal to the greater of (x) the target bonus for the applicable calendar year and (y) the average of the performance bonus received by the executive for the two years immediately preceding termination; and (iii) immediate vesting of all of his then unvested equity awards. The executive will have a period of 90 days following such termination during which he may exercise such equity awards.
Treatment of Equity in the Event of a Transfer of Control. The 2005 Plan provides that in the event of a Transfer of Control (as defined in the 2005 plan), each outstanding option shall be assumed or an equivalent option substituted by the successor corporation (or a parent or subsidiary of the successor corporation). If the successor corporation in a Transfer of Control refuses to assume or substitute for any outstanding option, the option shall fully vest and become exercisable. An option shall be considered assumed if, following the Transfer of Control, the option confers upon the holder the right to receive, in respect of each share underlying such option, the per share consideration (whether in the form of stock, cash or other securities or property) received by holders of our common stock (as of the effective date of the transaction) in the Transfer of Control, provided, however, that if such consideration received in the Transfer of Control is not solely capital stock of the successor corporation (or parent thereof), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the option, for each share subject to the option, to be solely capital stock of the successor corporation (or parent thereof) equal in fair market value to the per share consideration received by holders of our common stock in the Transfer of Control. Upon occurrence of a Transfer of Control, each outstanding option, to the extent not exercised prior to or concurrently with the Transfer of Control, shall terminate as of the effective time of the Transfer of Control, unless such option is assumed or replaced with an option to purchase shares of capital stock in the successor corporation. Notwithstanding the foregoing, if the successor corporation (or a parent or subsidiary of the successor corporation), either (A) does not offer employment to the executive on terms comparable to his then existing terms of employment (as determined by the Board) or (B) terminates the executive’s employment without cause (as such term is defined in the executive’s agreement or 2005 Plan, as applicable) within one year after the Transfer of Control, then the entire unexercisable portion of the outstanding option that would become exercisable during the twelve months following the occurrence of either of the events set forth in clauses (A) or (B) above, shall become immediately exercisable.
Treatment of Equity in the Event of a Corporate Transaction. The 2013 Equity Plan provides that in the event of a Corporate Transaction (as defined in the 2013 Equity Plan), each outstanding option may (a) continue following such Corporate Transaction, which may include, in the discretion of the compensation committee, the assumption, continuation or substitution of the options, in each case with appropriate adjustments to the number, kind of shares, and exercise prices; or (b) terminate. If the outstanding options are terminated in the event of a Corporate Transaction, the holders of vested options must be provided either (a) fifteen days to exercise their options or (b) payment (in cash or other consideration) in respect of each share covered by the option being cancelled in an amount equal to the excess of the per share price to be paid to stockholders in the Corporate Transaction over the price of the option. If the per share price to be paid to stockholders in the Corporate Transaction is less than the exercise price of the option, the options may be terminated without payment of any kind. Unvested options may be treated, at the discretion of the Committee, in the same manner as described above for vested options. The Committee may also accelerate the vesting on any unvested options and provide holders of such options a reasonable opportunity to exercise the award. Notwithstanding the foregoing, in connection with a Corporate Transaction, the Committee may, in its sole and absolute discretion, cause any of the following actions to be taken effective upon or at any time prior to the Corporate Transaction (and such action may be made contingent upon the occurrence of the Corporate Transaction): (a) cause and or all unvested options to become fully vested and immediately exercisable and/or provide holders of options a reasonable period of time prior to the Corporate Transaction to exercise their options; or (b) with respect to unvested options that are terminated in connection with the Corporate Transaction, provide to holders a payment (in cash or other consideration) in respect of each share underlying the options equal to all or a portion of the excess, if any, of the per share price to be paid or distributed to stockholders in the Corporate Transaction over the exercise price of the option, which may be paid in accordance with the vesting schedule of the options as set forth in the applicable award agreement.

DIRECTOR COMPENSATION
Following our IPO in October 2013, we established a non-employee director compensation policy, pursuant to which each non-employee director was eligible to receive a pro-rated annual base retainer of $35,000. In addition, our non-employee directors were eligible to receive the following cash compensation for board services, as applicable:

•
Each member of our audit, compensation and nominating and corporate governance committees, other than the chairperson, was eligible to receive a committee fee of $1,500, $1,000 and $1,000, respectively per meeting; and

•	Each chairperson of our audit, compensation and nominating and corporate governance committees was eligible to receive an additional annual retainer of $15,000, $10,000 and $7,000, respectively.
Beginning in March 2014, in addition to an annual base retainer of $35,000, our non-employee directors are eligible to receive the following cash compensation for board services, as applicable:

•	The lead independent director is eligible to receive an additional annual retainer of $15,000;

•
Each member of our audit, compensation and nominating and corporate governance committees, other than the chairperson, is eligible to receive an additional annual retainer of $9,000, $6,000 and $4,500, respectively; and

•	Each chairperson of our audit, compensation and nominating and corporate governance committees is eligible to receive an additional annual retainer of $18,000, $12,000 and $9,000, respectively.
All amounts will be paid in quarterly installments. We will also reimburse each of our directors for their travel expenses incurred in connection with their attendance at Board and committee meetings.
In addition, newly appointed non-employee directors shall be eligible to receive a one-time initial option award to purchase 25,000 shares of common stock, which will vest quarterly over a three-year period subject to the director’s continued service on the Board. Beginning on February 25, 2015, each non-employee director shall be eligible to receive on the date of each annual meeting of stockholders an annual option award to purchase 10,000 shares of common stock and 1,700 shares of restricted stock, each of which will vest on the one-year anniversary of the date of grant, subject to the director’s continued service on the Board.
Director Compensation Table
The following table sets forth the compensation paid to our non-employee directors for the year ended December 31, 2014, for their service on our Board. Directors who are also our employees receive no additional compensation for their services as directors and are not set forth in the table below.

NAME	FEES EARNED OR PAID IN CASH	OPTION AWARDS (1)		TOTAL
Gerald D. Cagle, PhD	$43,625	$152,550	(3)	$196,175
Janet L. Conway, PhD (2)	$19,515	$—		$19,515
Geoffrey Duyk, MD, PhD	$39,030	$152,550	(3)	$191,580
Murray A. Goldberg	$53,000	$152,550	(3)	$205,550
David W. Gryska	$71,000	$152,550	(3)	$223,550
Dennis Henner, PhD (4)	$44,000	$152,550	(3)	$196,550
James V. Mazzo	$14,667	$295,000	(5)	$309,667
Benjamin F. McGraw, III, Pharm.D	$11,000	$333,750	(6)	$344,750
Anand Mehra, MD	$41,000	$152,550	(3)	$193,550

(1)
The amounts included in the “Option Awards” column represent the grant date fair value computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 11 to our financial statements incorporated herein by reference to our Form 10-K filed with the SEC on February 27, 2015.

(2)	Dr. Conway served on our Board until the 2014 Annual Meeting of Stockholders.

(3)	This option was granted on June 11, 2014 and is scheduled to fully vest on June 11, 2015.

(4)	Dr. Henner resigned from the Board in February 2015 and all unvested options were forfeited.

(5)	This option was granted on June 11, 2014 and was scheduled to vest in 12 equal quarterly installments. In September 2014, Mr. Mazzo resigned from the Board and all unvested options were forfeited.

(6)	This option was granted on September 30, 2014. The option was 9.09% vested on December 31, 2014, and vests 9.09% on a quarterly basis thereafter.

TRANSACTIONS WITH RELATED PERSONS
Policies and Procedures for Related Person Transactions
All related person transactions are reviewed and approved by our audit committee. This review covers any material transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, and a related person had or will have a direct or indirect material interest, including, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. A “related person” is any person who is or was one of our executive officers, directors or director nominees or is a holder of more than 5% of our common stock, or their immediate family members or any entity owned or controlled by any of the foregoing persons.
Certain Related-Person Transactions
Other than compensation arrangements with directors and executive officers, which are described where required under “Executive Compensation—Executive Agreements” and “Director Compensation,” we have no other related-party transactions that are subject to disclosure in accordance with our policies and procedures for related party transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of January 31, 2015 by:

•	our named executive officers;

•	our directors;

•	all of our executive officers and directors as a group; and

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our common stock.
We have based our calculation of beneficial ownership on 24,038,664 shares of common stock outstanding as of January 31, 2015.
Information with respect to beneficial ownership is based upon information furnished to us by each director, executive officer or 5% or more stockholder, and Schedules 13D or 13G filed with the SEC, as the case may be. Beneficial ownership is determined in accordance with SEC rules. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon the exercise of stock options or warrants that are immediately exercisable or exercisable within 60 days after January 31, 2015. Common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of January 31, 2015 are deemed to be outstanding and beneficially owned by the person holding the options or warrants. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.
Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them. The information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Aerie Pharmaceuticals, Inc., 2030 Main Street, Suite 1500, Irvine CA 92614.

	SHARES BENEFICIALLY OWNED
NAME OF BENEFICIAL OWNER	NUMBER	PERCENT
5% Stockholders
Entities affiliated with Deerfield Management, L.P. (1)	3,270,208	9.98%
Jennison Associates, LLC (2)	2,749,588	11.44%
TPG Funds, L.P. (3)	2,087,466	8.68%
Wellington Management Company, LLP (4)	3,324,170	13.83%
Executive Officers and Directors
Vicente Anido, Jr., PhD (5)	580,267	2.36%
Brian Levy, OD, MSc (6)	175,418	*
Thomas A. Mitro (7)	185,633	*
Richard J. Rubino (8)	451,044	1.86%
Gerald D. Cagle, PhD (9)	13,999	*
Geoffrey Duyk, MD, PhD (10)	13,999	*
Murray A. Goldberg (11)	13,999	*
David W. Gryska (12)	32,000	*
Benjamin F. McGraw, III, Pharm.D (13)	4,619	*
Anand Mehra, MD (14)	930,656	3.85%
All executive officers and directors as a group (11 persons)	2,804,094	10.48%

*	Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)
Consists of (a) 1,858,917 shares of common stock and (b) 1,411,291 shares of common stock underlying convertible notes held by Deerfield Partners, L.P., Deerfield International Master Fund, L.P., Deerfield Special Situations Fund, L.P. and Deerfield Special Situations International Master Fund, L.P., of which Deerfield Mgmt, L.P. is the general partner. The provisions of the convertible notes beneficially owned by the reporting person restrict the conversion of such securities to the extent that, upon such exercise or conversion, the number of shares then beneficially owned by the holder and any other person or entities with which such holder would constitute a Section 13(d) “group” would exceed 9.98% of the total number of shares of the Issuer then outstanding (the “Ownership Cap”). Accordingly, notwithstanding the number of shares reported, the reporting person disclaims beneficial ownership of the shares underlying such convertible notes to the extent beneficial ownership of such shares would cause all reporting persons hereunder, in the aggregate, to exceed the Ownership Cap. The information concerning entities affiliated with Deerfield Management, L.P. is based solely upon a Schedule 13G/A filed by Deerfield Management, L.P. with the SEC on February 17, 2015. The address of Deerfield Management, L.P. is 780 Third Avenue, 37th Floor, New York, New York, 10017.

(2)
The information concerning Jennison Associates, LLC is based solely upon a Schedule 13G/A filed by Jennison Associates, LLC with the SEC on February 10, 2015. The address of Jennison Associates, LLC is 466 Lexington Avenue, New York, New York, 10017.

(3)
Consists of 2,087,466 shares of common stock all of which are held by TPG Biotechnology Partners, L.P., or TPG Biotechnology, TPG Biotech Reinvest AIV, L.P., or TPG Biotech Reinvest and, together with TPG Biotechnology, the TPG Funds. The general partner of each of the TPG Funds is TPG Biotechnology GenPar, L.P., whose general partner is TPG Biotechnology GenPar Advisors, LLC, whose sole member is TPG Holdings I, L.P., whose general partner is TPG Holdings I-A, LLC, whose sole member is TPG Group Holdings (SBS), L.P., whose general partner is TPG Group Holdings (SBS) Advisors, Inc., or Group Advisors. David Bonderman and James G. Coulter are officers and sole shareholders of Group Advisors and therefore may be deemed to be the beneficial owners of the securities held by the TPG Funds, or the TPG Shares. Messrs. Bonderman and Coulter disclaim beneficial ownership of the TPG Shares except to the extent of their pecuniary interest therein. The address of each of TPG Biotech Reinvest, TPG Biotechnology, Group Advisors and Messrs. Bonderman and Coulter is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

(4)
The information concerning Wellington Management Company, LLP is based solely upon a Schedule 13G/A filed by Wellington Management Company, LLP with the SEC on February 12, 2015. The address of Wellington Management Company, LLP is 280 Congress Street, Boston, Massachusetts 02210.

(5)	Consists of (a) 28,000 shares of common stock and (b) 552,267 shares of common stock issuable upon exercise of options exercisable within 60 days after January 31, 2015.

(6)	Consists of (a) 6,000 shares of common stock and (b) 169,418 shares of common stock issuable upon exercise of options exercisable within 60 days after January 31, 2015.

(7)	Consists of (a) 5,000 shares of common stock and (b) 180,633 shares of common stock issuable upon exercise of options exercisable within 60 days after January 31, 2015.

(8)
Consists of (a) 289,874 shares of common stock, (b) 137,326 shares of common stock issuable upon exercise of options exercisable within 60 days after January 31, 2015 and (c) 23,844 shares of common stock issuable for vested restricted stock within 60 days after January 31, 2015.

(9)	Consists of 13,999 shares of common stock issuable upon exercise of options exercisable within 60 days after January 31, 2015.

(10)	Consists of 13,999 shares of common stock issuable upon exercise of options exercisable within 60 days after January 31, 2015.

(11)	Consists of 13,999 shares of common stock issuable upon exercise of options exercisable within 60 days after January 31, 2015.

(12)	Consists of 32,000 shares of common stock issuable upon exercise of options exercisable within 60 days after January 31, 2015.

(13)	Consists of 4,619 shares of common stock issuable upon exercise of options exercisable within 60 days after January 31, 2015.

(14)
Consists of (a) 481,657 shares of common stock, (b) 150,000 shares of common stock issuable upon the exercise of warrants exercisable within 60 days after January 31, 2015 and (c) 13,999 shares of common stock issuable upon exercise of options granted to Dr. Mehra exercisable within 60 days after January 31, 2015. The voting and dispositive decisions with respect to the shares held by Sofinnova Venture Partners VII, L.P. are made by the following managing members of its general partner, Sofinnova Management VII, L.L.C.: James Healy, Michael Powell and Eric Buatois, each of whom disclaims beneficial ownership of such shares, except to the extent of his actual pecuniary interest therein. The address for the funds affiliated with Sofinnova Venture Partners VII, L.P., Sofinnova Management VII, L.L.C. and its managing members is c/o Sofinnova Ventures, Inc., 2800 Sand Hill Road, Suite 150, Menlo Park, CA 94025. Dr. Mehra expressly disclaims beneficial ownership of the securities listed in note (a) and (b) above except to the extent of any pecuniary interest therein.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to report to the SEC their initial ownership of our common stock and any subsequent changes in that ownership. Specific due dates for these reports have been established by the SEC and we are required to disclose in this proxy statement any late filings or failures to file.
Based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2014, all Section 16(a) filing requirements during that fiscal year were met except for (1) the Form 4 for Dennis Henner, PhD reporting one transaction filed on June 16, 2014, which was due on June 13, 2014, (2) the Form 4 for Anand Mehra, MD reporting one transaction filed on June 16, 2014, which was due on June 13, 2014, and (3) the Form 4 for Benjamin F. McGraw, III, Pharm.D reporting one transaction filed on October 10, 2014, which was due on October 2, 2014.
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following sets forth the aggregate information of our equity compensation plans in effect as of December 31, 2014:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
2005 Equity Incentive Plan (1)	2,694,523	$2.47	—
2013 Omnibus Incentive Plan	1,235,000	$20.44	1,991,975
Employee Stock Purchase Plan (2)	—	—	634,873
Equity compensation plans not approved by security holders	—	—	—
Total	3,929,523	$8.12	2,626,848

(1)	No additional awards will be made under the 2005 Equity Incentive Plan, and any shares remaining available for future grants have been allocated to the 2013 Omnibus Incentive Plan.

(2)	As of December 31, 2014, the Company was obligated to issue 3,266 shares of common stock under the Employee Stock Purchase Plan at a purchase price of $21.30 per share.
STOCKHOLDER PROPOSALS AND NOMINATIONS
Stockholder proposals should be addressed to our Secretary, c/o Aerie Pharmaceuticals, Inc., 2030 Main Street, Suite 1500, Irvine, CA 92614.
If you wish to submit a proposal to be considered for inclusion in our proxy statement for the 2016 Annual Meeting of Stockholders, we must receive the proposal on or before October 30, 2015 pursuant to the proxy soliciting regulations of the SEC. However, if the date of the 2016 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2016 Annual Meeting of Stockholders. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy card for such meeting any stockholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Exchange Act.
Our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the Board. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting, which notice must contain specific information required by Article I of our amended and restated bylaws.
The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. Notwithstanding that the date of the 2015 Annual Meeting of Stockholders has been advanced by more than 30 days from the first anniversary of the preceding year’s annual meeting, as previously disclosed in the proxy statement for our 2014 Annual Meeting of Stockholders, for stockholder proposals to be brought before the 2015 Annual Meeting of Stockholders, the required notice must be received by our corporate secretary at the address set forth above no later than March 13, 2015. For stockholder proposals to be brought before the 2016 Annual Meeting of Stockholders, the required notice must be received by our corporate secretary at the address set forth above no earlier than December 12, 2015 and no later than January 11, 2016.

OTHER MATTERS
As of the time of preparation of this proxy statement, neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this proxy statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.
AVAILABILITY OF CERTAIN DOCUMENTS
Accompanying this proxy statement and posted on the investor relations portion of our website at www.aeriepharma.com with this proxy statement, is our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement. We will also mail without charge, upon written request, a copy of that Annual Report excluding exhibits. Requests can be made by email, sendmaterial@proxyvote.com, or by a written request addressed to our Secretary, c/o Aerie Pharmaceuticals, Inc., 2030 Main Street, Suite 1500, Irvine, CA 92614. Please include your control number with your request.
Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household. We will promptly deliver a separate copy of the proxy materials to such stockholders if you make a written or oral request to our corporate secretary at the address above, or by calling (949) 526-8700.
If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

By Order of the Board of Directors

Richard J. Rubino
Chief Financial Officer and Secretary

AERIE PHARMACEUTICALS, INC. 135 US HIGHWAY 206, SUITE 15 BEDMINSTER, NJ 07921
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:		All	All	Except
1. Election of Directors		☐	☐	☐

Nominees
01 Murray A. Goldberg	02 Geoffrey Duyk, MD, PhD
The Board of Directors recommends you vote FOR the following proposals 2. and 3. :						For	Against	Abstain
2. Approval of the Aerie Pharmaceuticals, Inc. Amended and Restated Omnibus Incentive Plan						☐	☐	☐
3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.						☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)	Date
0000227756_1    R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report (including the Form 10-K), Notice & Proxy Statement is/are available at www.proxyvote.com.
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AERIE PHARMACEUTICALS, INC. Annual Meeting of Stockholders April 10, 2015 8:00 AM PT

This proxy is solicited by the Board of Directors

The undersigned appoints Vicente Anido, Jr. and Richard J. Rubino, or either of them, as Proxy holders, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Aerie Pharmaceuticals, Inc. (the “Company”), to be held on April 10, 2015, at 8:00 a.m. Pacific Time at the Four Seasons, located at 757 Market Street, San Francisco, CA 94103, and at any adjournments or postponements of the Annual Meeting, and to vote on behalf of the undersigned as specified in this Proxy all the shares of common stock of the Company that the undersigned would be entitled to vote if personally present, upon the matters referred to on the reverse side hereof, and, in their sole discretion, upon any other business as may properly come before the Annual Meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such Annual Meeting.

This Proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this Proxy will be voted in accordance with the Board of Directors’ recommendations, which are set forth on the reverse side hereof.

The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holders on any other matter that may properly come before the Annual Meeting and any adjournment or postponement thereof.

Continued and to be signed on reverse side

0000227756_1    R1.0.0.51160

A copy of the Aerie Pharmaceuticals, Inc. Amended & Restated Omnibus Incentive Plan is furnished herein this Appendix.
AERIE PHARMACEUTICALS, INC.
AMENDED & RESTATED
OMNIBUS INCENTIVE PLAN
(Effective as of February 25, 2015)

1.	Purpose.
The purpose of the Plan is to assist the Company with attracting, retaining, incentivizing and motivating officers and employees of, consultants to, and non-employee directors providing services to, the Company and its Subsidiaries and Affiliates and to promote the success of the Company’s business by providing such participating individuals with a proprietary interest in the performance of the Company. The Company believes that this incentive program will cause participating officers, employees, consultants and non-employee directors to increase their interest in the welfare of the Company, its Subsidiaries and Affiliates and to align those interests with those of the stockholders of the Company, its Subsidiaries and Affiliates.

2.	Definitions. For purposes of the Plan:
1.“Adjustment Event” shall have the meaning ascribed to such term in Section 12.1.
2.“Affiliate” shall mean with respect to any entity, any entity that the Company, either directly or indirectly through one or more intermediaries, is in common control with, is controlled by or controls, each within the meaning of the Securities Act.
3.“Award” means, individually or collectively, a grant of an Option, Restricted Stock, a Restricted Stock Unit, a Stock Appreciation Right, a Performance Award, a Dividend Equivalent Right, a Share Award or any or all of them.
4.“Award Agreement” means a written or electronic agreement between the Company and a Participant evidencing the grant of an Award and setting forth the terms and conditions thereof.
5.“Board” means the Board of Directors of the Company.
6.“Cause” means, with respect to the Termination of a Participant by the Company or any Subsidiary of the Company that employs such individual or to which the Participant performs services (or by the Company on behalf of any such Subsidiary), such Participant’s (i) indictment for, conviction of or entering a plea of guilty or nolo contendere to a crime constituting a felony or his or her willful violation of any applicable law (other than a traffic violation or other offense or violation outside of the course of employment or services to the Company or its Subsidiaries which does not adversely affect the Company and its Subsidiaries or its reputation or the ability of the Participant to perform his or her employment-related duties or services or to represent the Company or any Subsidiary of the Company that employs such Participant or to which the Participant performs services), (ii) being or having been engaged in conduct constituting breach of fiduciary duty, willful misconduct or negligence relating to the Company or any of its Subsidiaries or the performance of the Participant’s duties, (iii) willful failure to (A) follow a reasonable and lawful directive of the Company or of the Subsidiary at which the Participant is employed or provides services, or of the Board, or (B) comply with any written rules, regulations, policies or procedures of the Company or a Subsidiary at which the Participant is employed or to which the Participant provides services which, if not complied with, would reasonably be expected to have more than a de minimis adverse effect on the business or financial condition of the Company or any of its Subsidiaries, (iv) failure to reasonably cooperate, following a request to do so by the Company, in any internal or governmental investigation of the Company or any of its Subsidiaries or (v) material breach of any written covenant or agreement with the Company or any of its Subsidiaries not to disclose any information pertaining to the Company or such Subsidiary or not to compete or interfere with the Company or such Subsidiary; provided, that, in the case of any Participant who, as of the date of determination, is party to an effective services, severance or employment agreement with the Company or any Subsidiary, “Cause” shall have the meaning, if any, specified in such agreement.
7. “Change in Control” means the occurrence of any of the following:
(a)An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any Person, immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the Company’s then-outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred pursuant to this Section 2.7(a), the acquisition of Voting Securities in a Non-Control Acquisition (as hereinafter defined) shall not constitute a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person the majority of the voting power, voting equity securities or equity interest of which is owned, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”), (ii) the Company or any Related Entity or (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined);
(b)The individuals who, as of the Effective Date are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Proxy Contest;
(c)The consummation of:
(i)A merger, consolidation or reorganization (x) with or into the Company or (y) in which securities of the Company are issued (a “Merger”), unless such Merger is a Non-Control Transaction. A “Non-Control Transaction” shall mean a Merger in which:
(A)the stockholders of the Company immediately before such Merger own directly or indirectly immediately following such Merger at least a majority of the combined voting power of the outstanding voting securities of (1) the corporation resulting from such Merger (the “Surviving Corporation”), if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person (a “Parent Corporation”), or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;
(B)the individuals who were members of the Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (1) the Surviving Corporation, if there is no Parent Corporation, or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; and
(C)no Person other than (1) the Company or another corporation that is a party to the agreement of Merger, (2) any Related Entity, (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to the Merger, was maintained by the Company or any Related Entity or (4) any Person who, immediately prior to the Merger, had Beneficial Ownership of Voting Securities representing more than fifty percent (50%) of the combined voting power of the Company’s then-outstanding Voting Securities, has Beneficial Ownership, directly or indirectly, of fifty percent (50%) or more of the combined voting power of the outstanding voting securities of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;
(ii)A complete liquidation or dissolution of the Company; or
(iii)The sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person (other than (x) a transfer to a Related Entity or (y) the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company and, after such acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities and such Beneficial Ownership increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.
8.“Code” means the Internal Revenue Code of 1986, as amended.
9. “Committee” means the Committee which administers the Plan as provided in Section 3.
10.“Company” means Aerie Pharmaceuticals, Inc., a Delaware corporation, or any successor thereto.
11.“Consultant” means any consultant or advisor, other than an Employee or Director, who is a natural person and who renders services to the Company or a Subsidiary that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.
12.“Corporate Transaction” means (a) a merger, consolidation, reorganization, recapitalization or other transaction or event having a similar effect on the Company’s capital stock or (b) a liquidation or dissolution of the Company. For the avoidance of doubt, a Corporate Transaction may be a transaction that is also a Change in Control.
13.“Covered Employee” means, for any Performance Cycle:
(a)an Employee who
(i)as of the beginning of the Performance Cycle is an officer subject to Section 16 of the Exchange Act, and
(ii)prior to determining Performance Objectives for the Performance Cycle pursuant to Section 9, the Committee designates as a Covered Employee for that Performance Cycle; provided that, if the Committee does not make the designation in clause (ii) for a Performance Cycle, all Employees described in clause (i) shall be deemed to be Covered Employees for purposes of this Plan, and
(b) any other Employee that the Committee designates as a Covered Employee for that Performance Cycle.

14.“Director” means a member of the Board.
15.“Disability” means, with respect to a Participant, a permanent and total disability as defined in Code Section 22(e)(3). A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Participant shall submit to any reasonable examination(s) required by such physician upon request. Notwithstanding the foregoing provisions of this Section 2.15, in the event any Award is considered to be “deferred compensation” as that term is defined under Section 409A and the terms of the Award are such that the definition of “disability” is required to comply with the requirements of Section 409A then, in lieu of the foregoing definition, the definition of “Disability” for purposes of such Award shall mean, with respect to a Participant, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.
16.“Division” means any of the operating units or divisions of the Company designated as a Division by the Committee.
17.“Dividend Equivalent Right” means a right to receive cash or Shares based on the value of dividends that are paid with respect to Shares.
18.“Effective Date” shall have the meaning ascribed to such term in Section 15.
19.“Eligible Individual” means any Employee, Director or Consultant.
20.“Employee” means any individual performing services for the Company or a Subsidiary and designated as an employee of the Company or the Subsidiary on its payroll records. An Employee shall not include any individual during any period he or she is classified or treated by the Company or Subsidiary as an independent contractor, a consultant or an employee of an employment, consulting or temporary agency or any other entity other than the Company or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified, as a common-law employee of the Company or Subsidiary during such period. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or any Subsidiary, or between the Company and any Subsidiaries.
21.“Exchange Act” means the Securities Exchange Act of 1934, as amended.
22.“Fair Market Value” on any date means:
(a)if the Shares are listed for trading on a national securities exchange, the closing price at the close of the primary trading session of the Shares on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as officially quoted in the consolidated tape of transactions on such exchange or such other source as the Committee deems reliable for the applicable date, or if there has been no such closing price of the Shares on such date, on the next preceding date on which there was such a closing price;
(b)if the Shares are not listed for trading on a national securities exchange, the fair market value of the Shares as determined in good faith by the Committee, and, if applicable, in accordance with Sections 409 and 422 of the Code.
Notwithstanding the foregoing, with respect to Awards granted in connection with an Initial Public Offering, if any, unless the Committee determines otherwise, Fair Market Value shall mean the price at which Shares are offered to the public by the underwriters in the Initial Public Offering.
23. “Incentive Stock Option” means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.
24. “Initial Public Offering” means the consummation of the first public offering of Shares pursuant to a registration statement (other than a Form S-8 or successor forms) filed with, and declared effective by, the United States Securities and Exchange Commission
25. “Nonemployee Director” means a Director of the Board who is a “nonemployee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.
26.“Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.
27.“Option” means a Nonqualified Stock Option or an Incentive Stock Option.
28.“Option Price” means the price at which a Share may be purchased pursuant to an Option.
29.“Outside Director” means a Director of the Board who is an “outside director” within the meaning of Section 162(m).
30.“Parent” means any corporation which is a “parent corporation” (within the meaning of Section 424(e) of the Code) with respect to the Company.
31.“Participant” means an Eligible Individual to whom an Award has been granted under the Plan.
32.“Performance Awards” means Performance Share Units, Performance Units, Performance-Based Restricted Stock or any or all of them.
33.“Performance-Based Compensation” means any Award that, pursuant to Section 14.3, is intended to constitute “performance based compensation” within the meaning of Section 162(m).
34.“Performance-Based Restricted Stock” means Shares issued or transferred to an Eligible Individual under Section 9.2.

35.“Performance Cycle” means the time period specified by the Committee at the time Performance Awards are granted during which the performance of the Company, a Subsidiary or a Division will be measured.
36.“Performance Objectives” means the objectives set forth in Section 9.3 for the purpose of determining, either alone or together with other conditions, the degree of payout and/or vesting of Performance Awards.
37.“Performance Share Units” means Performance Share Units granted to an Eligible Individual under Section 9.1(b).
38.“Performance Units” means Performance Units granted to an Eligible Individual under Section 9.1(a).
39.“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) of the Exchange Act.
40.“Plan” means this Aerie Pharmaceuticals, Inc. 2013 Equity Incentive Plan, as amended from time to time.
41.“Plan Termination Date” means the date that is ten (10) years after the Effective Date, unless the Plan is earlier terminated by the Board pursuant to Section 16 hereof.
42.“Restatement Effective Date” shall have the meaning ascribed to such term in Section 15.
43. “Restricted Stock” means Shares issued or transferred to an Eligible Individual pursuant to Section 8.1.
44.“Restricted Stock Units” means rights granted to an Eligible Individual under Section 8.2 representing a number of hypothetical Shares.
45.“Section 162(m)” means Section 162(m) of Code, and all regulations, guidance, and other interpretative authority issued thereunder.
46.“Section 409A” means Section 409A of Code, and all regulations, guidance, and other interpretative authority issued thereunder.
47.“Securities Act” means the Securities Act of 1933, as amended.
48.“Share Award” means an Award of Shares granted pursuant to Section 10.
49.“Shares” means the common stock, par value $0.01 per share, of the Company and any other securities into which such shares are changed or for which such shares are exchanged.
50.“Stock Appreciation Right” means a right to receive all or some portion of the increase, if any, in the value of the Shares as provided in Section 6 hereof.
51.“Subsidiary” means (a) except as provided in subsection (b) below, any corporation which is a subsidiary corporation within the meaning of Section 424(f) of the Code with respect to the Company and (b) in relation to the eligibility to receive Awards other than Incentive Stock Options and continued employment or the provision of services for purposes of Awards (unless the Committee determines otherwise), any entity, whether or not incorporated, in which the Company directly or indirectly owns at least twenty-five percent (25%) of the outstanding equity or other ownership interests.
52.“Ten-Percent Shareholder” means an Eligible Individual who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary.
53.“Termination”, “Terminated” or “Terminates” shall mean (a) with respect to a Participant who is an Employee, the date such Participant ceases to be employed by the Company and its Subsidiaries, (b) with respect to a Participant who is a Consultant, the date such Participant ceases to provide services to the Company and its Subsidiaries or (c) with respect to a Participant who is a Director, the date such Participant ceases to be a Director, in each case, for any reason whatsoever (including by reason of death, Disability or adjudicated incompetency). Unless otherwise set forth in an Award Agreement, (a) if a Participant is both an Employee and a Director and terminates as an Employee but remains as a Director, the Participant will be deemed to have continued in employment without interruption and shall be deemed to have Terminated upon ceasing to be a Director and (b) if a Participant who is an Employee or a Director ceases to provide services in such capacity and becomes a Consultant, the Participant will thereupon be deemed to have been Terminated.

3.	Administration.
1.Committee. The Plan shall be administered by a Committee appointed by the Board. The Committee shall consist of at least two (2) Directors of the Board and may consist of the entire Board; provided, however, that (a) if the Committee consists of less than the entire Board, then, with respect to any Award granted to an Eligible Individual who is subject to Section 16 of the Exchange Act, the Committee shall consist of at least two (2) Directors of the Board, each of whom shall be a Nonemployee Director and (b) to the extent necessary for any Award intended to qualify as Performance-Based Compensation to so qualify, the Committee shall consist of at least two (2) Directors of the Board, each of whom shall be an Outside Director. For purposes of the preceding sentence, if one or more members of the Committee is not a Nonemployee Director or an Outside Director but recuses himself or herself or abstains from voting with respect to a particular action taken by the Committee, then the Committee, with respect to that action, shall be deemed to consist only of the members of the Committee who have not recused themselves or abstained from voting.
2.Meetings; Procedure. The Committee shall hold meetings when it deems necessary and shall keep minutes of its meetings. The acts of a majority of the total membership of the Committee at any meeting, or the acts approved in writing by all of its members, shall be the acts of the Committee. All decisions and determinations by the Committee in the exercise of its powers hereunder shall be final, binding and conclusive upon the Company, its Subsidiaries, the Participants and all other Persons having any interest therein.
3.Board Reservation and Delegation.
(a)Except to the extent necessary for any Award intended to qualify as Performance-Based Compensation to so qualify, the Board may, in its discretion, reserve to itself or exercise any or all of the authority and responsibility of the Committee hereunder. To the extent the Board has reserved to itself or exercises the authority and responsibility of the Committee, the Board shall be deemed to be acting as the Committee for purposes of the Plan and references to the Committee in the Plan shall be to the Board.
(b)Subject to applicable law, the Board or the Committee may delegate, in whole or in part, any of the authority of the Committee hereunder (subject to such limits as may be determined by the Board) to any individual or committee of individuals (who need not be Directors), including without limitation the authority to make Awards to Eligible Individuals who are not officers or directors of the Company or any of its Subsidiaries and who are not subject to Section 16 of the Exchange Act. To the extent that the Board or Committee delegates any such authority to make Awards as provided by this Section 3.2(b), all references in the Plan to the Committee’s authority to make Awards and determinations with respect thereto shall be deemed to include the Board’s or Committee’s delegate, as applicable.
4.Committee Powers. Subject to the express terms and conditions set forth herein, the Committee shall have all of the powers necessary to enable it to carry out its duties under the Plan, including, without limitation, the power from time to time to:
(a)determine those Eligible Individuals to whom Awards shall be granted under the Plan and determine the number of Shares or amount of cash in respect of which each Award is granted, prescribe the terms and conditions (which need not be identical) of each such Award, including, (i) in the case of Options, the exercise price per Share and the duration of the Option and (ii) in the case of Stock Appreciation Rights, the Base Price per Share and the duration of the Stock Appreciation Right, and make any amendment or modification to any Agreement consistent with the terms of the Plan;
(b)construe and interpret the Plan and the Awards granted hereunder, establish, amend and revoke rules, regulations and guidelines as it deems are necessary or appropriate for the administration of the Plan, including, but not limited to, correcting any defect, supplying any omission or reconciling any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan comply with Rule 16b-3 under the Exchange Act, the Code to the extent applicable and other applicable law, and otherwise make the Plan fully effective;
(c)determine the duration and purposes for leaves of absence which may be granted to a Participant on an individual basis without constituting a Termination for purposes of the Plan;
(d)cancel, with the consent of the Participant, outstanding Awards or as otherwise permitted under the terms of the Plan;
(e)exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and
(f)generally, exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.
5.Non-Uniform Determinations. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Persons who receive, or are eligible to receive, Awards (whether or not such Persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to the Eligible Individuals to receive Awards under the Plan and the terms and provision of Awards under the Plan.
6.Non-U.S. Employees.     Notwithstanding anything herein to the contrary, with respect to Participants working outside the United States, the Committee may determine the terms and conditions of Awards and make such adjustments to the terms thereof as are necessary or advisable to fulfill the purposes of the Plan taking into account matters of local law or practice, including tax and securities laws of jurisdictions outside the United States.
7.Indemnification. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction hereunder. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering the Plan or in authorizing or denying authorization to any transaction hereunder.
8.No Repricing of Options or Stock Appreciation Rights. The Committee shall have no authority to (i) make any adjustment (other than in connection with an Adjustment Event, a Corporate Transaction or other transaction where an adjustment is permitted or required under the terms of the Plan) or amendment, and no such adjustment or amendment shall be made, that reduces or would have the effect of reducing the exercise price of an Option or Stock Appreciation Right previously granted under the Plan, whether through amendment, cancellation or replacement grants or other means, or (ii) cancel for cash or other consideration any Option whose Option Price is greater than the then Fair Market Value of a Share or Stock Appreciation Right whose Base Price is greater than the then Fair Market Value of a Share unless, in either case the Company’s stockholders shall have approved such adjustment, amendment or cancellation.

4.	Stock Subject to the Plan; Grant Limitations.
1.Aggregate Number of Shares Authorized for Issuance. Subject to any adjustment as provided in the Plan, the maximum number of Shares that may issued pursuant to Awards granted under the Plan shall not exceed 5,729,068, no more than 5,729,068 of which may be issued upon the exercise of Incentive Stock Options. The Shares to be issued under the Plan may be, in whole or in part, authorized but unissued Shares or issued Shares which shall have been reacquired by the Company and held by it as treasury shares.
2.Individual Participant Limit. With respect to Awards granted on or after the Restatement Effective Date, (a) the aggregate number of Shares that may be the subject of Options, Stock Appreciation Rights, Performance-Based Restricted Stock and Performance Share Units granted to an Eligible Individual in any calendar year may not exceed 1,200,000 and (b) the maximum dollar amount of cash or the Fair Market Value of Shares that any individual may receive in any calendar year in respect of Performance Units may not exceed $5,000,000.
3.Calculating Shares Available. If an Award or any portion thereof (i) expires or otherwise terminates without all of the Shares covered by such Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than Shares), such expiration, termination or settlement will not reduce (or otherwise offset) the number of Shares that may be available for issuance under the Plan. If any Shares issued pursuant to an Award are forfeited and returned back to or reacquired by the Company because of the failure to meet a contingency or condition required to vest such Shares in the Participant, then the Shares that are forfeited or reacquired will again become available for issuance under the Plan. Any Shares tendered or withheld (i) to pay the Option Price of an Option granted under this Plan or (ii) to satisfy tax withholding obligations associated with an Award granted under this Plan, shall become available again for issuance under this Plan.

5.	Stock Options.
1.Authority of Committee. The Committee may grant Options to Eligible Individuals in accordance with the Plan, the terms and conditions of the grant of which shall be set forth in an Award Agreement. Incentive Stock Options may be granted only to Eligible Individuals who are employees of the Company or any of its Subsidiaries on the date the Incentive Stock Option is granted. Options shall be subject to the following terms and provisions:
2.Option Price. The Option Price or the manner in which the exercise price is to be determined for Shares under each Option shall be determined by the Committee and set forth in the Award Agreement; provided, however, that the exercise price per Share under each Option shall not be less than the greater of (i) the par value of a Share and (ii) 100% of the Fair Market Value of a Share on the date the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder).
3.Maximum Duration. Options granted hereunder shall be for such term as the Committee shall determine; provided, however, that an Incentive Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder) and a Nonqualified Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted; provided, further, however, that unless the Committee provides otherwise (i) an Option (other than an Incentive Stock Option) may, upon the death of the Participant prior to the expiration of the Option, be exercised for up to one (1) year following the date of the Participant’s death, even if such period extends beyond ten (10) years from the date the Option is granted and (ii) if, at the time an Option (other than an Incentive Stock Option) would otherwise expire at the end of its term, the exercise of the Option is prohibited by applicable law or the Company’s insider trading policy, the term shall be extended until thirty (30) days after the prohibition no longer applies. The Committee may, subsequent to the granting of any Option, extend the period within which the Option may be exercised (including following a Participant’s Termination), but in no event shall the period be extended to a date that is later than the earlier of the latest date on which the Option could have been exercised and the 10th anniversary of the date of grant of the Option, except as otherwise provided herein in this Section 5.3.
4.Vesting. The Committee shall determine and set forth in the applicable Award Agreement the time or times at which an Option shall become vested and exercisable. To the extent not exercised, vested installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.
5.Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date of the grant) of Shares with respect to which Incentive Stock Options granted under the Plan and “incentive stock options” (within the meaning of Section 422 of the Code) granted under all other plans of the Company or its Subsidiaries (in either case determined without regard to this Section 5.5) are exercisable by a Participant for the first time during any calendar year exceeds $100,000, such Incentive Stock Options shall be treated as Nonqualified Stock Options. In applying the limitation in the preceding sentence in the case of multiple Option grants, unless otherwise required by applicable law, Options which were intended to be Incentive Stock Options shall be treated as Nonqualified Stock Options according to the order in which they were granted such that the most recently granted Options are first treated as Nonqualified Stock Options.
6.Method of Exercise. The exercise of an Option shall be made only by giving notice in the form and to the Person designated by the Company, specifying the number of Shares to be exercised and, to the extent applicable, accompanied by payment therefor and otherwise in accordance with the Award Agreement pursuant to which the Option was granted. The Option Price for any Shares purchased pursuant to the exercise of an Option shall be paid in any of, or any combination of, the following forms: (a) cash or its equivalent (e.g., a check) or (b) if permitted by the Committee, the transfer, either actually or by attestation, to the Company of Shares that have been held by the Participant for at least six (6) months (or such lesser period as may be permitted by the Committee) prior to the exercise of the Option, such transfer to be upon such terms and conditions as determined by the Committee or (c) in the form of other property as determined by the Committee. In addition, (a) the Committee may provide for the payment of the Option Price through Share withholding as a result of which the number of Shares issued upon exercise of an Option would be reduced by a number of Shares having a Fair Market Value equal to the Option Price and (b) an Option may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures that are, from time to time, deemed acceptable by the Committee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded down to the nearest number of whole Shares.
7.Rights of Participants. No Participant shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (a) the Option shall have been exercised pursuant to the terms thereof, (b) the Company shall have issued and delivered Shares (whether or not certificated) to the Participant, a securities broker acting on behalf of the Participant or such other nominee of the Participant and (c) the Participant’s name, or the name of his or her broker or other nominee, shall have been entered as a shareholder of record on the books of the Company. Thereupon, the Participant shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Award Agreement.
8.Effect of Change in Control. Any specific terms applicable to an Option in the event of a Change in Control and not otherwise provided in the Plan shall be set forth in the applicable Award Agreement.

6.	Stock Appreciation Rights.
1.Grant. The Committee may grant Stock Appreciation Rights to Eligible Individuals in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement. A Stock Appreciation Right may be granted (a) at any time if unrelated to an Option or (b) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option. Awards of Stock Appreciation Rights shall be subject to the following terms and provisions.
2.Terms; Duration. Stock Appreciation Rights shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years; provided, however, that unless the Committee provides otherwise (i) a Stock Appreciation Right may, upon the death of the Participant prior to the expiration of the Award, be exercised for up to one (1) year following the date of the Participant’s death even if such period extends beyond ten (10) years from the date the Stock Appreciation Right is granted and (ii) if, at the time a Stock Appreciation Right would otherwise expire at the end of its term, the exercise of the Stock Appreciation Right is prohibited by applicable law or the Company’s insider trading policy, the term shall be extended until thirty (30) days after the prohibition no longer applies. The Committee may, subsequent to the granting of any Stock Appreciation Right, extend the period within which the Stock Appreciation Right may be exercised (including following a Participant’s Termination), but in no event shall the period be extended to a date that is later than the earlier of the latest date on which the Stock Appreciation Right could have been exercised and the 10th anniversary of the date of grant of the Stock Appreciation Right, except as otherwise provided herein in this Section 6.2.
3.Vesting. The Committee shall determine and set forth in the applicable Award Agreement the time or times at which a Stock Appreciation Right shall become vested and exercisable. To the extent not exercised, vested installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Stock Appreciation Right expires. The Committee may accelerate the exercisability of any Stock Appreciation Right or portion thereof at any time.
4.Amount Payable. Upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Share on the last business day preceding the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted (the “Base Price”) by (ii) the number of Shares as to which the Stock Appreciation Right is being exercised (the “SAR Payment Amount”). Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Award Agreement evidencing the Stock Appreciation Right at the time it is granted.
5.Method of Exercise. Stock Appreciation Rights shall be exercised by a Participant only by giving notice in the form and to the Person designated by the Company, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised.
6.Form of Payment. Payment of the SAR Payment Amount may be made in the discretion of the Committee solely in whole Shares having an aggregate Fair Market Value equal to the SAR Payment Amount, solely in cash or in a combination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.
7.Effect of Change in Control. Any specific terms applicable to a Stock Appreciation Right in the event of a Change in Control and not otherwise provided in the Plan shall be set forth in the applicable Award Agreement.

7.	Dividend Equivalent Rights.
The Committee may grant Dividend Equivalent Rights, either in tandem with an Award or as a separate Award, to Eligible Individuals in accordance with the Plan. The terms and conditions applicable to each Dividend Equivalent Right shall be specified in the Award Agreement evidencing the Award. Amounts payable in respect of Dividend Equivalent Rights may be payable currently or, may be, deferred until the lapsing of restrictions on such Dividend Equivalent Rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the Award to which the Dividend Equivalent Rights relate; provided, however, that a Dividend Equivalent Right granted in tandem with another Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Awards with respect to which such dividends are payable. In the event that the amount payable in respect of Dividend Equivalent Rights is to be deferred, the Committee shall determine whether such amount is to be held in cash or reinvested in Shares or deemed (notionally) to be reinvested in Shares. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or multiple installments, as determined by the Committee.

8.	Restricted Stock; Restricted Stock Units.
1.Restricted Stock. The Committee may grant Awards of Restricted Stock to Eligible Individuals in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement. Each Award Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Award Agreements may require that an appropriate legend be placed on Share certificates. With respect to Shares in a book entry account in a Participant’s name, the Committee may cause appropriate stop transfer instructions to be delivered to the account custodian, administrator or the Company’s corporate secretary as determined by the Committee in its sole discretion. Awards of Restricted Stock shall be subject to the following terms and provisions:
(a)Rights of Participant. Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Participant as soon as reasonably practicable after the Award is granted provided that the Participant has executed an Award Agreement evidencing the Award (which, in the case of an electronically distributed Award Agreement, shall be deemed to have been executed by an acknowledgement of receipt or in such other manner as the Committee may prescribe) and any other documents which the Committee may require as a condition to the issuance of such Shares. At the discretion of the Committee, Shares issued in connection with an Award of Restricted Stock may be held in escrow by an agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Award Agreement, upon the issuance of the Shares, the Participant shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.
(b)Terms and Conditions. Each Award Agreement shall specify the number of Shares of Restricted Stock to which it relates, the conditions which must be satisfied in order for the Restricted Stock to vest and the circumstances under which the Award will be forfeited.
(c)Delivery of Shares. Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate or evidence of book entry Shares to be delivered to the Participant with respect to such Shares of Restricted Stock, free of all restrictions hereunder.
(d)Treatment of Dividends. At the time an Award of Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Participant of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (i) deferred until the lapsing of the restrictions imposed upon such Shares and (ii) held by the Company for the account of the Participant until such time; provided, however, that a dividend payable in respect of Restricted Stock that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock with respect to which such dividends are payable. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Restricted Stock) or held in cash. Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.
(e)Effect of Change in Control. Any specific terms applicable to Restricted Stock in the event of a Change in Control and not otherwise provided in the Plan shall be set forth in the applicable Award Agreement.
2.Restricted Stock Unit Awards. The Committee may grant Awards of Restricted Stock Units to Eligible Individuals in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement. Each such Award Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine. Awards of Restricted Stock Units shall be subject to the following terms and provisions:
(a)Payment of Awards. Each Restricted Stock Unit shall represent the right of the Participant to receive one Share upon vesting of the Restricted Stock Unit or on any later date specified by the Committee; provided, however, that the Committee may provide for the settlement of Restricted Stock Units in cash equal to the Fair Market Value of the Shares that would otherwise be delivered to the Participant (determined as of the date of the Shares would have been delivered), or a combination of cash and Shares. The Committee may, at the time a Restricted Stock Unit is granted, provide a limitation on the amount payable in respect of each Restricted Stock Unit.
(b)Effect of Change in Control. Any specific terms applicable to Restricted Stock Units in the event of a Change in Control and not otherwise provided in the Plan shall be set forth in the applicable Award Agreement.

9.	Performance Awards.
1.Performance Units and Performance Share Units. The Committee may grant Awards of Performance Units and/or Performance Share Units to Eligible Individuals in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement. Awards of Performance Units and Performance Share Units shall be subject to the following terms and provisions:
(a)Performance Units. Performance Units shall be denominated in a specified dollar amount and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle and such other vesting conditions as may be determined by the Committee (including without limitation, a continued employment requirement following the end of the applicable Performance Cycle), represent the right to receive payment as provided in Sections 9.1(c) and (d) of the specified dollar amount or a percentage or multiple of the specified dollar amount depending on the level of Performance Objective attained. The Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit.
(b)Performance Share Units. Performance Share Units shall be denominated in Shares and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle and such other vesting conditions as may be determined by the Committee, (including without limitation, a continued employment requirement following the end of the applicable Performance Cycle), represent the right to receive payment as provided in Sections 9.1(c) and (d) of the Fair Market Value of a Share on the date the Performance Share Unit became vested or any other date specified by the Committee. The Committee may at the time a Performance Share Unit is granted specify a maximum amount payable in respect of a vested Performance Share Unit.
(c)Terms and Conditions; Vesting and Forfeiture. Each Award Agreement shall specify the number of Performance Units or Performance Share Units to which it relates, the Performance Objectives and other conditions which must be satisfied in order for the of Performance Units or Performance Share Units to vest and the Performance Cycle within which such Performance Objectives must be satisfied and the circumstances under which the Award will be forfeited; provided, however, that no Performance Cycle for Performance Units or Performance Share Units shall be less than one (1) year.
(d)Payment of Awards. Subject to Section 9.3(c), payment to Participants in respect of vested Performance Share Units and Performance Units shall be made as soon as practicable after the last day of the Performance Cycle to which such Award relates or at such other time or times as the Committee may determine that the Award has become vested. Such payments may be made entirely in Shares valued at their Fair Market Value, entirely in cash or in such combination of Shares and cash as the Committee in its discretion shall determine at any time prior to such payment.
2.Performance-Based Restricted Stock. The Committee, may grant Awards of Performance-Based Restricted Stock to Eligible Individuals in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement. Each Award Agreement may require that an appropriate legend be placed on Share certificates. With respect to Shares in a book entry account in a Participant’s name, the Committee may cause appropriate stop transfer instructions to be delivered to the account custodian, administrator or the Company’s corporate secretary as determined by the Committee in its sole discretion. Awards of Performance-Based Restricted Stock shall be subject to the following terms and provisions:
(a)Rights of Participant. Performance-Based Restricted Stock shall be issued in the name of the Participant as soon as reasonably practicable after the Award is granted or at such other time or times as the Committee may determine; provided, however, that no Performance-Based Restricted Stock shall be issued until the Participant has executed an Award Agreement evidencing the Award (which, in the case of an electronically distributed Award Agreement, shall be deemed to have been executed by an acknowledgement of receipt or in such other manner as the Committee may prescribe), and any other documents which the Committee may require as a condition to the issuance of such Performance-Based Restricted Stock. At the discretion of the Committee, Shares issued in connection with an Award of Performance-Based Restricted Stock may be held in escrow by an agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Award Agreement, upon issuance of the Shares, the Participant shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.
(b)Terms and Conditions. Each Award Agreement shall specify the number of Shares of Performance-Based Restricted Stock to which it relates, the Performance Objectives and other conditions which must be satisfied in order for the Performance-Based Restricted Stock to vest, the Performance Cycle within which such Performance Objectives must be satisfied and the circumstances under which the Award will be forfeited; provided, however, that no Performance Cycle for Performance-Based Restricted Stock shall be less than one (1) year.
(c)Treatment of Dividends. At the time the Award of Performance-Based Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Participant of dividends, or a specified portion thereof, declared or paid on Shares represented by such Award which have been issued by the Company to the Participant shall be (i) deferred until the lapsing of the restrictions imposed upon such Performance-Based Restricted Stock and (ii) held by the Company for the account of the Participant until such time; provided, however, that a dividend payable in respect of Performance-Based Restricted Stock shall be subject to restrictions and risk of forfeiture to the same extent as the Performance-Based Restricted Stock with respect to which such dividends are payable. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Performance-Based

Restricted Stock) or held in cash. Payment of deferred dividends in respect of Shares of Performance-Based Restricted Stock (whether held in cash or in additional Shares of Performance-Based Restricted Stock) shall be made upon the lapsing of restrictions imposed on the Performance-Based Restricted Stock in respect of which the deferred dividends were paid, and any dividends deferred in respect of any Performance-Based Restricted Stock shall be forfeited upon the forfeiture of such Performance-Based Restricted Stock.
(d)Delivery of Shares. Upon the lapse of the restrictions on Shares of Performance-Based Restricted Stock awarded hereunder, the Committee shall cause a stock certificate or evidence of book entry Shares to be delivered to the Participant with respect to such Shares, free of all restrictions hereunder.
3.Performance Objectives.
(a)Establishment. With respect to any Performance Awards intended to constitute Performance-Based Compensation, Performance Objectives for Performance Awards may be expressed in terms of (i) earnings per share; (ii) operating income; (iii) return on equity or assets; (iv) cash flow; (v) net cash flow; (vi) cash flow from operations; (vii) EBITDA; (viii) increased revenues; (ix) revenue ratios; (x) cost reductions; (xi) cost ratios; (xii) overall revenue or sales growth; (xiii) expense reduction or management; (xiv) market position; (xv) total shareholder return; (xvi) return on investment; (xvii) earnings before interest and taxes (EBIT); (xviii) net income; (xix) return on net assets; (xx) economic value added; (xxi) shareholder value added; (xxii) cash flow return on investment; (xxiii) net operating profit; (xxiv) net operating profit after tax; (xxv) return on capital; (xxvi) return on invested capital; (xxvii) entry into an agreement or arrangement with a third party for the development or commercialization of the Company’s product candidates; (xxviii) initiation or completion of a clinical trial; (xxiv) achievement of product development or commercialization milestone; (xxx) submission of regulatory filings or obtaining regulatory approval; or (xxxi) any combination of the foregoing. With respect to Performance Awards not intended to constitute Performance-Based Compensation, Performance Objectives may be based on any of the foregoing or any other performance criteria as may be established by the Committee. Performance Objectives may be in respect of the performance of the Company, any of its Subsidiaries, any of its Divisions or any combination thereof. Performance Objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. In the case of a Performance Award which is intended to constitute Performance-Based Compensation, the Performance Objectives with respect to a Performance Cycle shall be established in writing by the Committee by the earlier of (i) the date on which a quarter of the Performance Cycle has elapsed and (ii) the date which is ninety (90) days after the commencement of the Performance Cycle and in any event while the performance relating to the Performance Objectives remains substantially uncertain.
(b)Effect of Certain Events. The Committee may, at the time the Performance Objectives in respect of a Performance Award are established, provide for the manner in which performance will be measured against the Performance Objectives to reflect the impact of specified events, including any one or more of the following with respect to the Performance Period (i) the gain, loss, income or expense resulting from changes in accounting principles or tax laws that become effective during the Performance Period; (ii) the gain, loss, income or expense reported publicly by the Company with respect to the Performance Period that are extraordinary or unusual in nature or infrequent in occurrence; (iii) the gains or losses resulting from and the direct expenses incurred in connection with, the disposition of a business, or the sale of investments or non-core assets; (iv) the gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation; or (v) the impact of investments or acquisitions made during the year or, to the extent provided by the Committee, any prior year. The events may relate to the Company as a whole or to any part of the Company’s business or operations, as determined by the Committee at the time the Performance Objectives are established. Any adjustments based on the effect of certain events are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee and, in respect of Performance Awards intended to constitute Performance-Based Compensation, such adjustments shall be permitted only to the extent permitted under Section 162(m) without adversely affecting the treatment of any Performance Award as Performance-Based Compensation.
(c)Determination of Performance. Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Award, the Committee shall certify in writing that the applicable Performance Objectives have been satisfied to the extent necessary for such Award to qualify as Performance-Based Compensation. In respect of a Performance Award, the Committee may, in its sole discretion, reduce the amount of cash paid or number of Shares to be issued or that have been issued and that become vested or on which restrictions lapse. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to any Performance Award intended to constitute Performance-Based Compensation if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Awards to fail to qualify as Performance-Based Compensation.
(d)Effect of Change in Control. Any specific terms applicable to a Performance Award in the event of a Change in Control and not otherwise provided in the Plan shall be set forth in the applicable Award Agreement.

10.	Share Awards.
The Committee may grant a Share Award to any Eligible Individual on such terms and conditions as the Committee may determine in its sole discretion. Share Awards may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the

Company. Any dividend payable in respect of a Share Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Share Award with respect to which such dividends are payable.

11.	Effect of Termination of Employment; Transferability.
1.Termination.    The Award Agreement evidencing the grant of each Award shall set forth the terms and conditions applicable to such Award upon Termination, which shall be as the Committee may, in its discretion, determine at the time the Award is granted or at anytime thereafter.
2.Transferability of Awards and Shares.
(a)Non-Transferability of Awards. Except as set forth in Section 11.2(c) or (d) or as otherwise permitted by the Committee and as set forth in the applicable Award Agreement, either at the time of grant or at anytime thereafter, no Award shall be (i) sold, transferred or otherwise disposed of, (ii) pledged or otherwise hypothecated or (iii) subject to attachment, execution or levy of any kind; and any purported transfer, pledge, hypothecation, attachment, execution or levy in violation of this Section 11.2 shall be null and void.
(b)Restrictions on Shares. The Committee may impose such restrictions on any Shares acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, restrictions under the requirements of any stock exchange or market upon which such Shares are then listed or traded and restrictions under any blue sky or state securities laws applicable to such Shares.
(c)Transfers By Will or by Laws of Descent or Distribution. Any Award may be transferred by will or by the laws of descent or distribution; provided, however, that (i) any transferred Award will be subject to all of the same terms and conditions as provided in the Plan and the applicable Award Agreement; and (ii) the Participant’s estate or beneficiary appointed in accordance with this Section 11.2(c) will remain liable for any withholding tax that may be imposed by any federal, state or local tax authority.
(d)Beneficiary Designation. To the extent permitted by applicable law, the Company may from time to time permit each Participant to name one or more individuals (each, a “Beneficiary”) to whom any benefit under the Plan is to be paid or who may exercise any rights of the Participant under any Award granted under the Plan in the event of the Participant’s death before he or she receives any or all of such benefit or exercises such Award. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation or if any such designation is not effective under applicable law as determined by the Committee, benefits under Awards remaining unpaid at the Participant’s death and rights to be exercised following the Participant’s death shall be paid to or exercised by the Participant’s estate.

12.	Adjustment upon Changes in Capitalization.
1.In the event that (a) the outstanding Shares are changed into or exchanged for a different number or kind of shares of stock or other securities or other equity interests of the Company or another corporation or entity, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, substitution or other similar corporate event or transaction or (b) there is an extraordinary dividend or distribution by the Company in respect of its Shares or other capital stock or securities convertible into capital stock in cash, securities or other property (any event described in (a) or (b), an “Adjustment Event”), the Committee shall determine the appropriate adjustments (if any) to (i) the maximum number and kind of shares of stock or other securities or other equity interests as to which Awards may be granted under the Plan (including the individual participant limits set fotrh in in Section 4.2)), (ii) the maximum number and class of Shares or other stock or securities that may be issued upon exercise of Incentive Stock Options, (iii) the number and kind of Shares or other securities covered by any or all outstanding Awards that have been granted under the Plan, (iv) the Option Price of outstanding Options and the Base Price of outstanding Stock Appreciation Rights, and (v) the Performance Objectives applicable to outstanding Performance Awards.
2.Any such adjustment in the Shares or other stock or securities (a) subject to outstanding Incentive Stock Options (including any adjustments in the exercise price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code, (b) subject to outstanding Awards that are intended to qualify as Performance-Based Compensation shall be made in such a manner as not to adversely affect the treatment of the Awards as Performance-Based Compensation and (c) with respect to any Award that is not subject to Section 409A, in a manner that would not subject the Award to Section 409A and, with respect to any Award that is subject to Section 409A, in a manner that complies with Section 409A and all regulations and other guidance issued thereunder.
3.If, by reason of an Adjustment Event, pursuant to an Award, a Participant shall be entitled to, or shall be entitled to exercise an Award with respect to, new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award, prior to such Adjustment Event.

13.	Effect of Certain Transactions.
1.Except as otherwise provided in the applicable Award Agreement, in connection a Corporate Transaction, either:

(a)outstanding Awards shall, unless otherwise provided in connection with the Corporate Transaction, continue following the Corporate Transaction and shall be adjusted if and as provided for in the agreement or plan (in the case of a liquidation or dissolution) entered into or adopted in connection with the Corporate Transaction (the “Transaction Agreement”), which may include, in the sole discretion of the Committee or the parties to the Corporate Transaction, the assumption or continuation of such Awards by, or the substitution for such Awards of new awards of, the surviving, successor or resulting entity, or a parent or subsidiary thereof, with such adjustments as to the number and kind of shares or other securities or property subject to such new awards, exercise prices and other terms of such new awards as the Committee or the parties to the Corporate Transaction shall agree, or
(b)outstanding Awards shall terminate upon the consummation of the Corporate Transaction; provided, however, that vested Awards shall not be terminated without:
(i)in the case of vested Options and Stock Appreciation Rights (including those Options and Stock Appreciation Rights that would become vested upon the consummation of the Corporate Transaction), (1) providing the holders of affected Options and Stock Appreciation Rights a period of at least fifteen (15) calendar days prior to the date of the consummation of the Corporate Transaction to exercise the Options and Stock Appreciation Rights, or (2) providing the holders of affected Options and Stock Appreciation Rights payment (in cash or other consideration upon or immediately following the consummation of the Corporate Transaction, or, to the extent permitted by Section 409A, on a deferred basis) in respect of each Share covered by the Option or Stock Appreciation Rights being cancelled an amount equal to the excess, if any, of the per Share price to be paid or distributed to stockholders in the Corporate Transaction (the value of any non-cash consideration to be determined by the Committee in good faith) over the Option Price of the Option or the Base Price of the Stock Appreciation Rights, or
(ii)in the case vested Awards other than Options or Stock Appreciation Rights (including those Awards that would become vested upon the consummation of the Corporate Transaction), providing the holders of affected Awards payment (in cash or other consideration upon or immediately following the consummation of the Corporate Transaction, or, to the extent permitted by Section 409A, on a deferred basis) in respect of each Share covered by the Award being cancelled of the per Share price to be paid or distributed to stockholders in the Corporate Transaction, in each case with the value of any non-cash consideration to be determined by the Committee in good faith.
(c)For the avoidance of doubt, if the amount determined pursuant to clause (b)(i)(2) above is zero or less, the affected Option or Stock Appreciation Rights may be terminated without any payment therefor.
2.Without limiting the generality of the foregoing or being construed as requiring any such action, in connection with any such Corporate Transaction the Committee may, in its sole and absolute discretion, cause any of the following actions to be taken effective upon or at any time prior to any Corporate Transaction (and any such action may be made contingent upon the occurrence of the Corporate Transaction):
(a)cause any or all unvested Options and Stock Appreciation Rights to become fully vested and immediately exercisable (as applicable) and/or provide the holders of such Options and Stock Appreciation Rights a reasonable period of time prior to the date of the consummation of the Corporate Transaction to exercise the Options and Stock Appreciation Rights;
(b)with respect to unvested Options and Stock Appreciation Rights that are terminated in connection with the Corporate Transaction, provide to the holders thereof a payment (in cash and/or other consideration) in respect of each Share covered by the Option or Stock Appreciation Right being terminated in an amount equal to all or a portion of the excess, if any, of the per Share price to be paid or distributed to stockholders in the Corporate Transaction (the value of any non-cash consideration to be determined by the Committee in good faith) over the exercise price of the Option or the Base Price of the Stock Appreciation Right, which may be paid in accordance with the vesting schedule of the Award as set forth in the applicable Award Agreement, upon the consummation of the Corporate Transaction or, to the extent permitted by Section 409A, at such other time or times as the Committee may determine;
(c)with respect to unvested Awards (other than Options or Stock Appreciation Rights) that are terminated in connection with the Corporate Transaction, provide to the holders thereof a payment (in cash and/or other consideration) in respect of each Share covered by the Award being terminated in an amount equal to all or a portion of the per Share price to be paid or distributed to stockholders in the Corporate Transaction (the value of any non-cash consideration to be determined by the Committee in good faith), which may be paid in accordance with the vesting schedule of the Award as set forth in the applicable Award Agreement, upon the consummation of the Corporate Transaction or, to the extent permitted by Section 409A, at such other time or times as the Committee may determine.
(d)For the avoidance of doubt, if the amount determined pursuant to clause (b) above is zero or less, the affected Option or Stock Appreciation Rights may be terminated without any payment therefor.
3.Notwithstanding anything to the contrary in this Plan or any Agreement,
(a)the Committee may, in its sole discretion, provide in the Transaction Agreement or otherwise for different treatment for different Awards or Awards held by different Participants and, where alternative treatment is available for a Participant’s Awards, may allow the Participant to choose which treatment shall apply to such Participant's Awards;
(b)any action permitted under this Section 13 may be taken without the need for the consent of any Participant. To the extent a Corporate Transaction also constitutes an Adjustment Event and action is taken pursuant to this

Section 13 with respect to an outstanding Award, such action shall conclusively determine the treatment of such Award in connection with such Corporate Transaction notwithstanding any provision of the Plan to the contrary (including Section 12).
(c)to the extent the Committee chooses to make payments to affected Participants pursuant to Section 13.1(b)(i)(2) or (ii) or Section 13.2(b) or (c) above, any Participant who has not returned any letter of transmittal or similar acknowledgment that the Committee requires be signed in connection with such payment within the time period established by the Committee for returning any such letter or similar acknowledgement shall forfeit his or her right to any payment and his or her associated Awards may be cancelled without any payment therefor.

14.	Interpretation.
1.Section 16 Compliance. The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Award Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.
2.Compliance with Section 409A. All Awards granted under the Plan are intended either not to be subject to Section 409A or, if subject to Section 409A, to be administered, operated and construed in compliance with Section 409A and all regulations and other guidance issued thereunder. Notwithstanding this or any other provision of the Plan to the contrary, the Committee may amend the Plan or any Award granted hereunder in any manner or take any other action that it determines, in its sole discretion, is necessary, appropriate or advisable (including replacing any Award) to cause the Plan or any Award granted hereunder to comply with Section 409A and all regulations and other guidance issued thereunder or to not be subject to Section 409A. Any such action, once taken, shall be deemed to be effective from the earliest date necessary to avoid a violation of Section 409A and shall be final, binding and conclusive on all Eligible Individuals and other individuals having or claiming any right or interest under the Plan.
3.Section 162(m). Performance-Based Compensation Awards.     Unless otherwise determined by the Committee at the time of grant, each Performance Award granted to an Eligible Individual who is also a Covered Employee, and each Option and Stock Appreciation Right (whether or not granted to a Covered Employee), is intended to constitute Performance-Based Compensation. If any provision of the Plan or any Award Agreement relating to an Award that is intended to constitute Performance-Based Compensation does not comply or is inconsistent with Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements and, in the case of any Performance Award, no provision of the Plan or any Award Agreement shall be deemed to confer upon the Committee any discretion to increase the amount of compensation otherwise payable in connection with any such Award upon the attainment of the Performance Objectives.

15.	Effective Date and Term.
The Plan was effective as of October 22, 2013 (the “Effective Date”), the date it was initially adopted by the Board. This amended and restated Plan shall be effective as of February 25, 2015 (the “Restatement Effective Date”), subject to the approval of the Company’s stockholders within tweleve (12) months after the Restatement Effective Date. The Plan shall terminate on the Plan Termination Date and no Award shall be granted after that date. The applicable terms of the Plan and any terms and conditions applicable to Awards granted prior to the Plan Termination Date shall survive the termination of the Plan and continue to apply to such Awards.

16.	Plan Termination and Amendment of the Plan; Modification of Awards.
1.Plan Amendment or Plan Termination. The Board may earlier terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:
(a)no such amendment, modification, suspension or termination shall materially impair or materially and adversely alter any Awards theretofore granted under the Plan, except with the consent of the Participant, nor shall any amendment, modification, suspension or termination deprive any Participant of any Shares which he or she may have acquired through or as a result of the Plan; and
(b)to the extent necessary under any applicable law, regulation or exchange requirement or as provided in Section 3.8, no other amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law, regulation or exchange requirement.
2.Modification of Awards. No modification of an Award shall adversely alter or impair any rights or obligations under the Award without the consent of the Participant.

17.	Non-Exclusivity of the Plan.
The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

18.	Limitation of Liability.
As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:
(a)give any person any right to be granted an Award other than at the sole discretion of the Committee;

(b)limit in any way the right of the Company or any of its Subsidiaries to terminate the employment of or the provision of services by any person at any time;
(c)be evidence of any agreement or understanding, express or implied, that the Company will pay any person at any particular rate of compensation or for any particular period of time; or
(d)be evidence of any agreement or understanding, express or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

19.	Regulations and Other Approvals; Governing Law.
1.Governing Law. Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.
2.Compliance with Law.
(a)The obligation of the Company to sell or deliver Shares with respect to Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.
(b)The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.
(c)Each grant of an Award and the issuance of Shares or other settlement of the Award is subject to compliance with all applicable federal, state and foreign law. Further, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any federal, state or foreign law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no Awards shall be or shall be deemed to be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions that are not acceptable to the Committee. Any person exercising an Option or receiving Shares in connection with any other Award shall make such representations and agreements and furnish such information as the Board or Committee may request to assure compliance with the foregoing or any other applicable legal requirements.
3.Transfers of Plan Acquired Shares. Notwithstanding anything contained in the Plan or any Award Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations promulgated thereunder. The Committee may require any individual receiving Shares pursuant to an Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under the Securities Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

20.	Miscellaneous.
1.Award Agreements.     Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed on behalf of the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking Awards as the Committee may provide. If required by the Committee, an Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company.
2.Forfeiture Events; Clawback. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, clawback or recoupment upon the occurrence of certain specified events or as required by law, in addition to any otherwise applicable forfeiture provisions that apply to the Award.
3.Multiple Agreements. The terms of each Award may differ from other Awards granted under the Plan at the same time or at some other time. The Committee may also grant more than one Award to a given Eligible Individual during the term of the Plan, either in addition to or, subject to Section 3.8, in substitution for one or more Awards previously granted to that Eligible Individual.
4.Withholding of Taxes. The Company or any of its Subsidiaries may withhold from any payment of cash or Shares to a Participant or other Person under the Plan an amount sufficient to cover any withholding taxes which may become required with respect to such payment or take any other action it deems necessary to satisfy any income or other tax withholding requirements as a result of the grant, exercise, vesting or settlement of any Award under the Plan. The Company or any of its Subsidiaries shall have the right to require the payment of any such taxes or to withhold from wages or other amounts otherwise payable to a Participant or other Person, and require that the Participant or other Person furnish all information deemed necessary by the Company or any of its Subsidiaries to meet any tax reporting obligation as a condition to exercise or before making any payment or the issuance or release of any Shares pursuant to an Award. If the Participant or other Person shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or other Person or to take such other action as may be necessary to satisfy such withholding obligations. If specified in an Award Agreement at the time of grant or otherwise approved by the Committee, a Participant may, in satisfaction of his or her obligation to pay withholding taxes in connection with the exercise, vesting or other settlement of an Award, elect to (i) make a cash payment to the Company, (ii) have withheld a portion of the Shares then issuable to him or her or (iii) deliver Shares owned by the Participant prior to the exercise, vesting or other settlement of an Award, in each case having an aggregate Fair Market Value equal to the withholding taxes. To the extent that Shares are used to satisfy withholding obligations of a Participant pursuant to this Section 20.4 (whether previously-owned Shares or Shares withheld from an Award), they may only be used to satisfy the minimum tax withholding required by law (or such other amount as will not have any adverse accounting impact as determined by the Committee).
5.Disposition of ISO Shares.    If a Participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Participant pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Participant pursuant to such exercise, the Participant shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office
6.Plan Unfunded. The Plan shall be unfunded. Except for reserving a sufficient number of authorized Shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any Award granted under the Plan.